Exhibit 4.4

COSAN S.A. INDÚSTRIA E COMÉRCIO

COSAN LIMITED

SHELL BRASIL LIMITADA

HOUCHES HOLDINGS S.A.

SHELL BRAZIL HOLDING B.V.

SHELL OVERSEAS HOLDINGS LIMITED

MILIMÉTRICA PARTICIPAÇÕES S.A.

FORM OF JOINT VENTURE AGREEMENT

This document is the Joint Venture Agreement (Agreed Form) as referred to in the Framework Agreement.

Its form, contents and substance shall not be revised unless agreed in writing by the Parties to the Framework Agreement, save as where and how indicated herein.

CONTENTS

Clause	Page

SECTION ONE: INTERPRETATION AND DEFINITIONS		3
1.	INTERPRETATION AND DEFINITIONS	3

SECTION TWO: EXERCISE PERIODS		24
2.	EXTENSION OF EXERCISE PERIODS	24

SECTION THREE: YEAR TEN OPTIONS		24
3.	FIRST SHELL CALL OPTIONS	24
4.	TERMINATION CALL OPTION	26

SECTION FOUR: YEAR FIFTEEN OPTIONS		27
5.	SECOND SHELL CALL OPTION	27
6.	COSAN TOTAL CALL OPTION	28
7.	COSAN PUT OPTION	30
8.	COSAN PARTIAL CALL OPTION	31

SECTION FIVE: DISQUALIFICATION OPTIONS		32
9.	DISQUALIFICATION	32
10.	DISQUALIFICATION PUT OPTION	35
11.	DISQUALIFICATION CALL OPTION	37

SECTION SIX: LOCK-UP		39
12.	LOCK-UP PERIODS AND QUALIFIED LOCK-UP PERIOD	39

SECTION SEVEN: QUALIFIED LOCK-UP PERIOD OPTIONS		42
13.	UNSOLICITED SALE ROFR AND UNSOLICITED CALL OPTION	42

SECTION EIGHT: FUNDAMENTAL BREACH		45
14.	FUNDAMENTAL BREACH	45
15.	COSAN FUNDAMENTAL BREACH OPTION	46
16.	SHELL FUNDAMENTAL BREACH OPTION	48

SECTION NINE: OPTION COMPLETION		50
17.	DETERMINATION OF VALID OPTION	50
18.	VALUATION AND BASE VALUE	50
19.	PAYMENTS	53
20.	OPTION COMPLETION	54

SECTION TEN: REPRESENTATIONS AND WARRANTIES		55
21.	SHELL WARRANTIES	55
22.	COSAN WARRANTIES	55
23.	THIRD PARTY WARRANTIES	56

SECTION ELEVEN: COVENANTS OF THE PARTIES		56
24.	FURTHER COVENANTS	56
25.	COMPLIANCE WITH AGREEMENT	58
26.	NO DISTRIBUTIONS DURING EXERCISE PERIODS	58
27.	TRANSFER OF SHARES	58
28.	ENCUMBRANCES	58
29.	REORGANIZATIONS	59
30.	CONFIDENTIALITY	59

SECTION TWELVE: GENERAL		60
31.	NOTICES	60
32.	TERM AND TERMINATION	62
33.	NO RIGHT OF RESCISSION	62
34.	GENERAL	62
35.	GOVERNING LAW	64
36.	GOVERNING LANGUAGE	64
37.	ARBITRATION	64

THIS JOINT VENTURE AGREEMENT is dated [Closing Date] between:

PARTIES

(1)
COSAN S.A. INDÚSTRIA E COMÉRCIO, a company organized and existing under the laws of Brazil, with its head office at Fazenda Pau D'Alho, s/nº, Prédio Administrativo Cosan, in the City of Barra Bonita, State of São Paulo, CEP 17340-000, enrolled with the Brazilian tax registry under No. 50.746.577/0001-15 ("Cosan");

(2)	COSAN LIMITED, a company incorporated under the laws of Bermuda and whose registered office is at Crawford House, 50 Cedar Avenue, Hamilton HM 11, Bermuda ("Cosan Limited");

(3)
SHELL BRASIL LIMITADA, a company organized and existing under the laws of Brazil, with its head office at Avenida das Américas, 4.200, blocos 5 e 6, Barra da Tijuca in the City of Rio de Janeiro, State of Rio de Janeiro, CEP 22640-102, enrolled with the Brazilian tax registry under No. 33.453.598/0001-23 (the "Downstream Co");

(4)
HOUCHES HOLDINGS S.A., a company organized and existing under the laws of Brazil, with its head office at Rua Funchal, 418, Andar 11 Sala 09G, in the City of São Paulo, State of São Paulo, CEP 04.551-060, enrolled with the Brazilian tax registry under No. 10.773.432/0001-99 (the "Management Co");

(5)
SHELL BRAZIL HOLDING B.V., a company incorporated under the laws of the Netherlands with registered number 27192050 0000 and whose registered office is at Carel van Bylandtlaan 30, 2596HR 's-Gravenhage, The Netherlands ("Shell");

(6)	SHELL OVERSEAS HOLDINGS LIMITED, a company incorporated under the laws of England with registered number 00596107 and whose registered office is at Shell Centre, London, SE1 7NA ("Shell UK Co"); and

(7)
MILIMÉTRICA PARTICIPAÇÕES S.A., a company organized and existing under the laws of Brazil, with its head office at Fazenda Pau D'Alho, s/nº, Prédio Administrativo Cosan, Sala 07, in the City of Barra Bonita, State of São Paulo, CEP 17340-000, enrolled with the Brazilian tax registry under No. 12.182.297/0001-32 (the "Sugar and Ethanol Co"), each hereafter referred to as a "Party" and together as the "Parties".

RECITALS

(A)	Pursuant to the terms of the Framework Agreement (as defined below), Cosan and Shell agreed to establish the Joint Venture (as defined below) to combine certain of their assets primarily in Brazil.

(B)
Cosan and Shell have an equal economic interest in the Joint Venture and as a general principle, Cosan and Shell will share the profits, losses, access to cash flows and economic interest of the Joint Venture equally.

(C)	The Joint Venture comprises the Sugar and Ethanol Co which holds the sugar, ethanol, energy cogeneration and certain other assets of the Joint Venture, the Downstream Co which holds the downstream and certain other assets of the Joint Venture, and the Management Co which forms the Joint Venture's single face to the market and will facilitate the building of a unified corporate culture.

(D)
The voting capital of each of the Sugar and Ethanol Co and the Downstream Co is divided into common shares (comprising 98 per cent. of voting capital) and preferred 'A' shares (comprising 2 per cent. of voting capital); each of Cosan and Shell owns, directly or indirectly, 50 per cent. of the common shares in each of the Sugar and Ethanol Co and the Downstream Co; Cosan directly owns 100 per cent. of the preferred 'A' shares in the Sugar and Ethanol Co and Shell directly owns 100 per cent. of the preferred 'A' shares in the Downstream Co, such that Cosan directly owns 51 per cent. of the total voting capital of the Sugar and Ethanol Co and Shell directly owns 51 per cent. of the total voting capital of the Downstream Co; Cosan and Shell each own directly 50 per cent. of the shares of the Management Co; provided that, notwithstanding the foregoing, each member of the Supervisory Board (as defined below) of each of the Sugar and Ethanol Co, the Downstream Co and the Management Co holds one common share in such entity, in each case assigned to such member by whichever of Cosan or Shell nominated the member to such position.

(E)
Certain preferred 'B' and 'C' shares are allocated among Cosan and Shell and bear certain economic (but not voting) rights to compensate Cosan and/or Shell for contributing certain goodwill and NOLs (as defined in the Framework Agreement) to, as they render a tax benefit to, the Joint Venture.

(F)
The Shareholders' Agreements (as defined below) in respect of each of the Sugar and Ethanol Co, the Downstream Co and the Management Co together govern the scope of the business of the Joint Venture, certain matters relating to governance (which as a general principle shall be shared between Cosan and Shell equally), acquisitions, dividends and distributions, as well as the general principles that shall govern Cosan's and Shell's relationship as shareholders of the Sugar and Ethanol Co.

(G)
An Operating and Coordination Agreement (as defined below) sets out certain terms pertaining to the coordination of the Sugar and Ethanol Co, the Downstream Co and the Management Co, and specifies certain, principles, policies, targets and processes of the Joint Venture.

(H)
ROSM has entered into the ROSM Agreement (as defined below) with Shell and Shell UK Co setting out certain rights and obligations in relation to his indirect interest in the Joint Venture and his activities in respect of the Business (as defined in the Framework Agreement).

(I)	The Management Compensation Plan (as defined in the Framework Agreement) will reward certain members of the management of the Joint Venture for success in their respective roles.

(J)
The Parties are entering into this Agreement to document their agreement relating to the rights and obligations in respect of their interests in the Joint Venture and to provide for certain options whereby Cosan or Shell may acquire the other's interest in the Joint Venture, certain lock-up provisions and remedies for fundamental breaches of the documentation governing the establishment and operation of the Joint Venture.

THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION ONE: INTERPRETATION AND DEFINITIONS

1.	INTERPRETATION AND DEFINITIONS

1.1	Capitalized terms used in this Agreement shall have the meanings ascribed to them as follows:

"Accrued Interest" means any interest accrued by a Payor pursuant to Clause 19.2.3 and any default interest accrued by a Payor pursuant to Clause 19.3.2(a);

"ADTV" means average daily trading volume;

"Affiliate" means, in relation to any Person, a Subsidiary of that Person or a Holding Company of that Person or any other Subsidiary of a Holding Company; provided that, no JV Entity shall be an Affiliate of any Shareholder;

"Anti-Corruption Law" means the US Foreign Corrupt Practices Act of 1977, the United Kingdom Prevention of Corruption Acts 1889 to 1916 and the Bribery Act 2010, Decree (Decreto) 4,410 of October 7, 2002 (Interamerican Convention Against Corruption) of Brazil, Decree (Decreto) 5,687 of January 31, 2006 (United Nations Convention Against Corruption) of Brazil, or any applicable law of similar effect;

"Arbitrator" means an arbitral panel as validly appointed in accordance with Clause 37;

"Base Value" means a value agreed in writing between Cosan and Shell, or failing such agreement within 14 days of the applicable Base Value Date (or within any period of time by which Cosan and Shell agree in writing to extend such initial 14 day period) the amount of:

(a)	if x – y ≤ 0.1x, the arithmetic mean of the Midpoints of the Cosan JV Valuation Range and the Shell JV Valuation Range; or

(b)	if x – y > 0.1x, the arithmetic mean of the Midpoints of:

(i)	the Independent JV Valuation Range; and

(ii)	that JV Valuation Range determined by the Cosan Valuer or the Shell Valuer whose Midpoint is closest (rounding upwards) to the Midpoint of the Independent JV Valuation Range; or

(c)	if there is no Cosan Valuer and no Shell Valuer, the Midpoint of the Sole Valuer JV Valuation Range;

where:

"x" = the greater of the Midpoints of the Cosan JV Valuation Range and the Shell JV Valuation Range; and

"y" = the smaller of the Midpoints of the Cosan JV Valuation Range and the Shell JV Valuation Range;

and, for the avoidance of doubt, if any JV Entity declares, pays or makes any dividend or other distribution between the applicable Base Value Date and the applicable Option Completion Date, the Base Value shall be adjusted downwards to take account of the reduced value of the JV Entity due to such declaration, payment or the making of such payment;

"Base Value Date" means in relation to:

(a)	the First Shell Call Options, the date which is 9 years and 6 months after the Closing Date;

(b)	the Second Shell Call Option, the Cosan Total Call Option, the Cosan Partial Call Option and the Cosan Put Option, the date which is 14 years and 6 months after the Closing Date;

(c)	the Unsolicited Call Option, the date of receipt by the relevant Party of the Third Party Offer Notice,

(d)	the Cosan Fundamental Breach Option and the Shell Fundamental Breach Option, the date on which the relevant Party receives the applicable Breach Notice;

(e)	the Disqualification Put Option and Disqualification Call Option, the date determined in accordance with Clause 10.5 or 11.5, respectively; and

(f)	the Termination Call Option, the date determined in accordance with Clause 4.1;

"Beneficial Owner" of a security means any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(a)	voting power in, which includes the power to vote or to direct the voting of, such security; and/or

(b)	investment power which includes the power to Transfer, or to direct the Transfer of, such security,

and each of the terms "Beneficially Own" and "Beneficially Owned" has a corollary meaning;

"Breach Notice" has the meaning ascribed to it in Clause 14.1;

"Breach Notice Recipient" has the meaning ascribed to it in Clause 14.1;

"Breach Notice Sender" has the meaning ascribed to it in Clause 14.1;

"BRL" means real or, if there is more than one, reais, the lawful currency of Brazil;

"Business Day" means a day, other than a Saturday or Sunday or public holiday in São Paulo, Brazil and/or London, England;

"Byelaws" means, in relation to an entity, corporate byelaws or constitutional documents (including any Contrato social or Estatuto social);

"CEO" means, in relation to an entity, the chief executive officer (presidente executivo) of such entity;

"Chairperson" means the chairperson (presidente) of the relevant JV Entity;

"Closing" means the completion of the establishment of the Joint Venture in accordance with the terms of the Framework Agreement;

"Closing Date" means the date of this Agreement;

"Confidential Information" means any information concerning any Party, whether or not in the possession of another Party before the date of this Agreement, and which relates to trade secrets, proprietary information, the marketing of goods or services (including names, lists and other details of customers, sales targets, sales statistics, market share statistics, prices, market research reports and surveys, advertising or promotional materials and strategies), future projects, business development or planning, commercial relationships, negotiations and business strategy; provided that "Confidential Information" does not include information that:

(a)
is or becomes generally available to the public other than as a result of a disclosure by a Party, any of its Affiliates or its or their Representatives in violation of this Agreement or any other Transaction Document;

(b)	was available to such Party on a non-confidential basis prior to its disclosure to such Party or its Representatives; or

(c)
becomes available to such Party on a non-confidential basis from a source other than a JV Entity after the disclosure of such information to such Party or any party's Representative by the JV Entity, which source is (at the time of receipt of the relevant information) not, to such Party's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) such JV Entity or another Person;

provided, further that, notwithstanding anything to the contrary contained herein, Confidential Information in the possession of Cosan, Shell or any of their respective Subsidiaries prior to the date of this Agreement shall, notwithstanding the foregoing exceptions in paragraphs (a) or (c), remain Confidential Information hereunder and Cosan and Shell shall be obligated to keep or to cause to be kept such information confidential as fully as if they did not have access to such information prior to the date of this Agreement but only received it after the date of this Agreement;

"Confidentiality Agreement " means the confidentiality agreement dated 15 March 2008 made in contemplation of negotiations between Equilon Enterprises LLC and Cosan as amended on 26 February 2010;

"Control" means:

(a)
the power of a Person (or Persons acting in concert) to secure that the affairs of another are conducted directly or indirectly in accordance with the wishes of that Person (or Persons acting in concert) whether by means of being the Beneficial Owner(s) of more than 50 per cent. of the issued share capital of or entitled to exercise more than 50 per cent. of the voting rights in that company, or having the right to appoint or remove a majority of the directors or otherwise control a majority of the votes at board meetings of that company by virtue of any rights attaching to securities held or powers conferred by the Byelaws, any shareholders' agreement or any other document regulating the affairs of that company and "Controlled by" shall be construed accordingly; provided that, notwithstanding the foregoing, (i) each JV Entity shall be under the Control of both Cosan and Shell, if such Party undertakes a Transfer in accordance with this Agreement, but still retains an interest, directly or indirectly, in a JV Entity and (ii) in no event shall any JV Entity be deemed an Affiliate or Subsidiary of any Shareholder or any of its respective Subsidiaries or Affiliates; and

(b)	in respect of Cosan, Cosan Limited holding, both legally and beneficially, the majority of the voting rights and the majority of the entire issued share capital of Cosan;

"Controlling Interest" means, in relation to an entity, a direct or indirect interest in relation to such entity which confers Control;

"Cosan" has the meaning ascribed to it in the Parties section of this Agreement;

"Cosan Base Value" means the sum of the Cosan Downstream Co Value and the Cosan Sugar and Ethanol Co Value;

"Cosan Downstream Co Value " means the value of Cosan's legal and beneficial interest in the Downstream Co, as calculated from the Downstream Co Value;

"Cosan Downstream Valuation Range" means the Downstream Valuation Range determined by the Cosan Valuer in accordance with Clause 17;

"Cosan Fundamental Breach Option" means the right granted to Cosan in Clause 15.2;

"Cosan Fundamental Breach Option Exercise Period" means, where the Fundamental Breach has been committed by Shell (either as agreed between the Parties or as determined in accordance with Clause 14), the period commencing on the date of the Breach Notice to the date which is 90 days after such date;

"Cosan Interest" means Cosan's entire legal and beneficial, direct or indirect interest in each of the JV Entities in which Shell (or a Shell Affiliate) holds an interest at that time;

"Cosan JV Valuation Range" means the JV Valuation Range determined by the Cosan Valuer;

"Cosan Limited" has the meaning ascribed to it in the Parties section of this Agreement;

"Cosan Limited Collapse" has the meaning ascribed to it in Clause 12.5.3(a);

"Cosan Limited Interest" means any Controlling Interest of Cosan Limited in Cosan;

"Cosan Option Exercise Period" means, in respect of each of the Cosan Put Option, the Cosan Partial Call Option and the Cosan Total Call Option, the period from the lapse of the Second Shell Call Option Exercise Period to the date which is 60 days thereafter, or as extended in accordance with Clause 2;

"Cosan Options" means the Cosan Total Call Option, the Cosan Put Option and the Cosan Partial Call Option;

"Cosan Partial Call Option" means those rights granted to Cosan under Clause 8.2;

"Cosan Partial Disqualification Interest" has the meaning ascribed to it in Clause 10.2.2;

"Cosan Put Option" means those rights granted to Cosan under Clause 7.2;

"Cosan Person" has the meaning ascribed to it in Clause 12.5.3;

"Cosan Shareholder Representative" has the meaning ascribed to it in Section 4.01 (Shareholder Representatives) of the Shareholders' Agreement;

"Cosan Sugar and Ethanol Co Value" means the value of Cosan's legal and beneficial interest in the Sugar and Ethanol Co, as calculated from the Sugar and Ethanol Co Value;

"Cosan Sugar and Ethanol Valuation Range" means the Sugar and Ethanol Valuation Range determined by the Cosan Valuer in accordance with Clause 18;

"Cosan Total Call Option" means those rights granted to Cosan under Clause 6.2;

"Cosan Valuer" has the meaning determined in accordance with Clause 18.3;

"Cosan Warranty" means a statement contained in Schedule 2 and "Cosan Warranties" means all such statements;

"Credit Rating Agency" means a credit rating agency as may be agreed between Cosan and Shell, or, failing such agreement within a reasonable period of time, as selected and specified by the Independent Selector whose selection shall be final and binding on Cosan and Shell (and whose fees, costs and expenses shall be borne by Cosan and Shell in equal proportions);

"Death Certificate" means a death certificate or medical certificate of the cause of death (including a Certidão de óbito), evidencing the death of a Person or the fact that a Person has been officially deemed deceased in absentia, issued by a governmental or other recognized regulatory body in any jurisdiction which has is authorized under the laws of such jurisdiction to issue such certificates;

"Deceased" means, in relation to a Person, that such Person is deceased (or officially deemed deceased in absentia) as certified pursuant to a Death Certificate;

"Default Interest Rate" means:

(a)	in respect of BRL amounts, a per annum rate of interest equal to 2 per cent. above SELIC; and

(b)	in respect of US$ amounts, a per annum rate of interest equal to 3 per cent. above LIBOR,

provided that if such rate is determined unenforceable, the Default Interest Rate shall be the next highest rate as would be enforceable under English Law, and the Parties acknowledge and agree that SELIC, as the interest rate standard in Brazil, is a reasonable benchmark for interest in relation to matters connected with a business, such as the Joint Venture, whose primary operations are in Brazil.

"Dispute" has the meaning ascribed to it in Clause 37.1;

"Dispute Notice" has the meaning ascribed to it in Clause 14.2.

"Disqualification Call Option" means the right granted to Shell by Clause 11.2;

"Disqualification Call Option Exercise Period" means the period from the lapse of the Disqualification Put Option Exercise Period to the date which is 30 days thereafter;

"Disqualification Notice Date" means the date that Shell is notified that ROSM has been determined either:

(a)	to be Disqualified in accordance with Clause 9; or

(b)	to be Deceased;

"Disqualification Put Option" means the right granted to Cosan by Clause 10.1;

"Disqualification Put Option Exercise Period" means the period from the Disqualification Notice Date to the date that is the later of:

(a)	30 days after the Disqualification Notice Date or 90 days after notice is served by Shell pursuant to Clause 10.1 (as applicable);

(b)
90 days after the date that notice is delivered pursuant to Clause 9.2.1; provided that if ROSM is determined to be Deceased, such exercise period shall expire on the date which is 90 days after the date ROSM is determined to be deceased; and

(c)	10 Business Days after the applicable Option Price is finally determined;

"Disqualified" has the meaning ascribed to it in Clause 9.1;

"Downstream Co" has the meaning ascribed to it in the Parties section of this Agreement;

"Downstream Co Value" means a value agreed in writing between Cosan and Shell, or failing such arrangement within 14 days of the applicable Base Value Date (or within any period of time by which Cosan and Shell agree in writing to extend such initial 14 day period) the amount of:

(a)	if x – y ≤ 0.1x, the arithmetic mean of the Midpoints of the Cosan Downstream Valuation Range and the Shell Downstream Valuation Range; or

(b)	if x – y > 0.1x, the arithmetic mean of the Midpoints of:

(i)	the Independent Downstream Valuation Range; and

(ii)	whichever of the Cosan Downstream Valuation Range and the Shell Downstream Valuation Range has a closer Midpoint to the Midpoint of the Independent Downstream Valuation Range; or

(c)	if there is no Cosan Valuer and no Shell Valuer, the Midpoint of the Sole Valuer Downstream Valuation Range; and

where:

"x" = the greater of the Midpoints of the Cosan Downstream Valuation Range and the Shell Downstream Valuation Range; and

"y" = the smaller of the Midpoints of the Cosan Downstream Valuation Range and the Shell Downstream Valuation Range;

and, for the avoidance of doubt, if the Downstream Co declares, pays or makes any dividend or other distribution between the date of the applicable Base Value Date and the applicable Option Completion Date, the Downstream Co Value shall be adjusted accordingly to take account of the declaration, payment or making of such payment;

"Downstream Retention Notice" means the notice substantially in the form set out in Schedule 6 as may be delivered from Shell to Cosan pursuant to Clause 6.5 specifying that Shell wishes to retain its interest in the Downstream Co;

"Downstream Valuation Range" means an equity valuation range in respect of the Downstream Co determined in accordance with Clause 18;

"Encumbrance" means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement having similar effect (including, without limitation, a title transfer or retention arrangement, or any arrangement whereby title could be transferred to a third party);

"Ethanol" means ethanol and ethanol-based products, in each case, produced from sugarcane;

"Ethanol Supply Agreement" means the ethanol supply agreement dated the Closing Date between the Sugar and Ethanol Co and the Downstream Co, as amended, supplemented, restated or replaced which, for the avoidance of doubt, shall remain in force at all times in accordance with its terms, subject to the requirements of this Agreement;

"Executive Board" has, in respect of each JV Entity, the meaning ascribed to it in the Shareholders' Agreement in respect of such JV Entity (or, in the case of the Management Co, in the Operating and Coordination Agreement in respect of such JV Entity);

"Exercise Date" has the meaning ascribed to it in Clause 13.4.1(b)(ii);

"Exercise Notice" means, in respect of any Option, an exercise notice substantially in the form set out in Schedule 4;

"Expert" has the meaning ascribed to it in Clause 9.4.2;

"First Shell Call Options" means the Shell Total Call Option and the Shell Partial Call Option;

"First Shell Call Option Exercise Period" means the period commencing on the tenth anniversary of the Closing Date to the later of:

(a)	the date which is 30 days after the tenth anniversary of the Closing Date; and

(b)	10 Business Days after the applicable Option Price is finally determined,

or as extended in accordance with Clause 2;

"Framework Agreement" means the framework agreement relating to the Joint Venture dated 25 August 2010 between Cosan, Cosan Distribuidora de Combustíveis Ltda., Cosan Limited, Management Co, Downstream Co, Shell, Shell UK Co and Sugar and Ethanol Co;

"Fundamental Breach" means where:

(a)
a Party (other than a JV Entity) breaches any provision of this Agreement, the Operating and Coordination Agreement or any Shareholders' Agreement, whether such event or events amounts(s) to a repudiatory breach or breaches of the relevant agreement or not; and/or

(b)	a Party (other than a JV Entity) is convicted (after any final appeal has been dismissed) of any violation of any Anti-Corruption Law;

(c)	ROSM breaches any provision of the ROSM Agreement, whether such event or events amounts(s) to a repudiatory breach or breaches of such agreement or not; and/or

(d)	Cosan has not established collective negotiations with its workers in accordance with the terms of the TAJ; and or

(e)	Cosan has not informed all its suppliers of products and services of each of the terms of the TAJ,

and which, in any such case (i) has a Material Adverse Effect on the Joint Venture or any other Party (other than the Party, or any Affiliate of the Party, which committed the Fundamental Breach); and (ii) is not remedied, if capable of remedy, within 90 days of the Fundamental Breach Date; and/or

(f)	a Party (other than a JV Entity) and/or ROSM becomes Insolvent; and/or

(g)
Cosan does not pay all fines, including the initial fine, payable by it pursuant to the TAJ, provided that such obligations relate solely to Cosan , subject to a cure period (to the extent curable) within 15 days of receiving a notice asserting the same;

"Fundamental Breach Date" means the date on which the Parties receive a Breach Notice pursuant to Clause 14.1;

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

"ICC" means the International Chamber of Commerce;

"IGP-M" means the Índice Geral de Preços de Mercado published by Fundação Getulio Vargas, a measure of inflation in Brazil;

"Independent Downstream Valuation Range" means the Downstream Valuation Range determined by the Independent Valuer in accordance with Clause 18;

"Independent JV Valuation Range" means the JV Valuation Range determined by the Independent Valuer in accordance with Clause 18;

"Independent Selector" means the President for the time being of the Institute of Independent Auditors of Brazil (Instituto dos Auditores Independentes do Brasil) or, if such Person is unable or unwilling to act for any purpose required under this Agreement, such person as may be appointed by the ICC International Centre for Expertise in accordance with the provision for the appointment of experts under the Rules for Expertise of the ICC;

"Independent Sugar and Ethanol Valuation Range" means the Sugar and Ethanol Valuation Range determined by the Independent Valuer in accordance with Clause 18;

"Independent Valuer" means a Qualifying Accounting Firm (other than the auditors of any Party) determined in accordance with Clause 18;

 "Inflation Multiplier" means 1 + (a - b), where: b

"a" = the IGP-M rate on the day the relevant tender offer completes; and

"b" = the IGP-M rate on the day of Closing

"Insolvent" means unable to pay its debts as they fall due, or is otherwise insolvent, and "Insolvency" shall have a corollary meaning;

"Investment Grade" means:

(a)	a Rating of BBB- or higher by S&P and/or Baa3 or higher by Moody's; or

(b)
if both S&P and Moody's cease to function or no longer provide a ratings service generally or decline to provide a Rating for a Person, a comparable investment grade Rating from an internationally recognised Credit Rating Agency of equivalent standing (other than S&P or Moody's), provided that, if the Person to be rated does not have any rated senior unsecured debt that is outstanding at that time, then such Person's senior unsecured debt shall be deemed to be rated at those ratings as such Credit Rating Agency may assign the senior unsecured debt of that Person on a "shadow rating" or "indicative rating" basis within 6 months of such date;

"Joint Venture" means the Sugar and Ethanol Co, the Downstream Co and the Management Co, considered together;

"JV Entity" means any of, and/or any Subsidiary of, the Sugar and Ethanol Co, the Downstream Co and the Management Co;

"JV Valuation Range" means the sum of the Sugar and Ethanol Valuation Range and the Downstream Valuation Range as determined in accordance with Clause 18;

"LIBOR" means a rate equal to:

(a)	the applicable Screen Rate; or

(b)
(if no Screen Rate is available) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to any Party at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the time on the Quotation Day for the offering of deposits in US$ and for a period of six-months (or the closest period if such period is not available);

"Liquid Securities" means securities:

(a)	which are listed on a Recognised Stock Exchange;

(b)	which have an ADTV for the preceding 90 days equal to or greater than US$50,000,000 (or its equivalent in any currency); and

(c)	which form no more than 20 per cent. of the total amount of the listed securities of such entity;

"Lock-Up Period" has the meaning ascribed to it in Clause 12.1;

"Losses" has the meaning ascribed to it in the Framework Agreement;

"Management Co" has the meaning ascribed to it in the Parties section of this Agreement;

"Material Adverse Effect" means, in relation to a Person, a material adverse effect on the business, operations, property, condition (financial or otherwise), prospects, reputation or results of operations of such Person;

"Memorandum of Understanding" means the memorandum of understanding between Cosan, Cosan Limited and Shell UK Co dated 31 January 2010;

"Midpoint" means, in relation to a range, the median of the lower and upper limits of such range;

"Minority Call Option Exercise Period" means the period commencing on the date which a shareholder becomes a Minority Shareholder to the later of:

(a)	the date which is 30 Business Days thereafter; and

(b)	10 Business Days after the applicable Option Price is finally determined,

provided that such Option may only be exercised during the First Shell Call Option Exercise Period or after the fifteenth anniversary of the Closing Date (as applicable);

"Minority Shareholder" has the meaning ascribed to it in Clause 4.1;

"Moody's" means Moody's Investors Service, Inc;

"Notice" means any Exercise Notice, Breach Notice or Default Notice served in accordance with any provision of this Agreement;

"Notifiable Persons" means Cosan, Cosan Limited, ROSM, Shell, and Shell UK Co; and "Notifiable Person" shall mean each of them;

"Operating and Coordination Agreement" means the operating and coordination agreement relating to the Joint Venture dated the date of this Agreement between Cosan, the Downstream Co, the Management Co, Shell and the Sugar and Ethanol Co;

"Option" means any of the Shell Partial Call Option, Shell Total Call Option, the Second Shell Call Option, the Cosan Put Option, the Cosan Total Call Option, the Cosan Partial Call Option, the Disqualification Put Option, the Disqualification Call Option, the Unsolicited Sale ROFR, the Unsolicited Call Option, the Cosan Fundamental Breach Option, the Shell Fundamental Breach Option and the Termination Call Option;

"Option Completion" means, in respect of any Option, the completion of such Option determined in accordance with the relevant Clause governing that Option under this Agreement;

"Option Completion Date" means, in respect of any Option Completion, the date of such Option Completion;

"Option Price" means, in respect of any Option, the price for that Option determined in accordance with the relevant Clause of this Agreement governing that Option;

"Other Party" means, in relation to Clause 4, (if the Minority Shareholder is Cosan), Shell, or (if the Minority Shareholder is Shell), Cosan;

"Party" has the meaning ascribed to it in the Parties section of this Agreement;

"Payee" means, in respect of the payment of an Option Price, the party to which payment is due;

"Payor" means, in respect of the payment of an Option Price, the party from which payment is due;

"Permitted Encumbrance " means any Encumbrance whose existence was consented to, in writing in advance, by the Cosan Shareholder Representative and the Shell Shareholder Representative;

"Preferred A Shares " means, in relation to either the Sugar and Ethanol Co or the Downstream Co, that class of shares which carries voting rights and fixed dividend rights;

"Principles and Standards" has the meaning ascribed to it in the Shareholders' Agreement;

"Qualified Lock-Up Period" has the meaning ascribed to it in Clause 12.2;

"Qualifying Accounting Firm" means any of, or any Affiliate of or firm formally associated with, PricewaterhouseCoopers, Deloitte Touche Tohmatsu, Ernst & Young, KPMG, Grant Thornton International or BDO International, or such accounting firm as may be agreed between Cosan and Shell;

"Qualifying Investment Bank" means an investment bank:

(a)	acceptable to both Cosan and Shell; or

(b)
in the event that Cosan and Shell cannot agree, an investment bank which is ranked in the top ten by value of mergers and acquisitions transactions in Brazil, or ranked in the top ten by value of mergers and acquisitions transactions in Latin America, each as published by Thomson Financial, announced between 1 January and 31 December for the year immediately preceding the date of calculation of the Base Value or the Downstream Co Value or the Sugar and Ethanol Co Value; or, in the event that such league table ceases to be published, an investment bank ranked in the top ten by value of the equivalent league table as published by Bloomberg (or if that ceases to be published, by Dealogic); or, in the event that all such league tables cease to be (or has not yet been) published, an investment bank ranked in the top ten by value of such other league table as Cosan and Shell may agree; or, failing such agreement within 10 Business Days of the need to select a Qualifying Investment Bank, such investment bank as the Independent Selector shall select (such decision being final and binding on the Parties);

"Qualifying Offeror" means a Person which:

(a)
has, at the time of making a Third Party Offer, a Rating of Investment Grade and where the relevant Credit Rating Agency has indicated that such Rating will not be downgraded to lower than one level below Investment Grade as a result of the completion of such Third Party Offer;

(b)	is not directly or indirectly Controlled by and not otherwise an Affiliate of (and is not itself) a Sanctioned Person;

(c)	has not, and no director of which has, been convicted of any violation of any Anti-Corruption Law;

(d)	agrees that the JV Entities will abide by the Principles and Standards; and

(e)
enters into agreements with whichever of Cosan and/or Shell retains any such interest substantially in the form of this Agreement, the Shareholders' Agreement and the Operating and Coordination Agreement subject to any changes necessary to comply with the amended governance structure pursuant to the relevant Shareholders' Agreement;

"Qualifying Physician" means a medical doctor with at least 15 years' relevant experience, who:

(a)	is registered to practise by the appropriate medical regulatory body:

(i)	in respect of those hospitals set out in Clauses (i) - (iii) below, in Brazil; or

(ii)	in respect of those hospital set out in Clauses (iv) - (vi) below, in the USA; and

(b)	is a chief or senior staff member at:

(i)	Hospital Albert Einstein, São Paulo, Brazil;

(ii)	Hospital Sírio Libanês, São Paulo, Brazil;

(iii)	Hospital Oswaldo Cruz, São Paulo, Brazil;

(iv)	Johns Hopkins Hospital, Baltimore, Maryland, USA;

(v)	Methodist Hospital, Houston, Texas, USA;

(vi)	New York Presbyterian University Hospital of Columbia and Cornell, New York, New York, USA; and

(c)	is fluent in Portuguese;

"Qualifying Physician Notice" means a notice served pursuant to Clauses 9.2.2 and/or 9.2.3;

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, the Business Day which is 2 Business Days before the first day of that period, unless market practice differs in the London interbank market, in which case the Quotation Day for that currency will be determined in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days preceding the relevant period);

"Rating" means, in respect of a Person, a credit rating for its long-term senior unsecured debt;

"Recognised Stock Exchange" means any of the main markets of the London Stock Exchange, the New York Stock Exchange, BM&F Bovespa or the Hong Kong Stock Exchange, or any other stock market as may be mutually agreed between the Parties;

"Reference Banks" means the principal London offices of Barclays Bank PLC, HSBC Bank plc and the Royal Bank of Scotland plc or such other banks as may be agreed between Cosan and Shell;

"Register" means the Book of Registration of Transfer of Shares (Livro de Registro de Transferência de Ações);

"Reorganization" means:

(a)
with respect to the Joint Venture, a variation to the Joint Venture's group structure and/or a variation in any JV Entity's issued share capital whether by way of capitalisation issue, rights issue, placing and/or open offer, sub-division, reduction, purchase, merger or otherwise or any alteration of the rights attached to any part of any JV Entity's issued share capital; and

(b)
with respect to Cosan, Cosan Limited, Shell or Royal Dutch Shell, a variation of such Person's group structure and/or a variation in such Person's issued share capital whether by way of capitalisation issue, rights issue, placing and/or open offer, sub-division, reduction, purchase, merger or otherwise or any alteration of the rights attached to any part of such entity's issued share capital;

"Representatives" means any of a Person's Affiliates and the directors, officers, employees, agents, counsel, investment advisers, financing sources (subject to customary confidentiality obligations) of such Person and/or any of its Affiliates;

"ROSM " means Rubens Ometto Silveira Mello, a Brazilian citizen whose principal business address is located at Av. Presidente Juscelino Kubitschek, 1726, 6th Floor – CEP 04543-000 – São Paulo – SP Brazil;

"ROSM Agreement" means the agreement entered into between ROSM, Shell and Shell UK Co on 25 August 2010;

"ROSM Interest" means any direct or indirect Controlling Interest of ROSM in the Joint Venture;

"ROSM ROFR" has the meaning ascribed to it in the ROSM Agreement;

"Rules" means the Arbitration Rules of the ICC;

"S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc.;

"Sanctioned Person" means:

(a)
any country subject to the economic sanctions laws of the United States, the United Kingdom or the European Union (including at the date of this Agreement, Cuba, Iran, Myanmar, North Korea, Sudan and Syria); and/or

(b)
any Person or entity on any list of restricted entities, Persons or organizations published by the United States government, the United Nations, the European Union or any member state thereof or Brazil, including but not limited to the following or any replacement of the following: (1) the Specially Designated Nationals and Blocked Persons List issued by the US Department of the Treasury's Office of Foreign Assets Control (OFAC), or the United States government's Denied Persons List, Entities List, Debarred Parties List, Excluded Parties List and Terrorism Exclusion List, (2) Her Majesty's Treasury's Consolidated List of Financial Sanctions Targets in the UK, (3) the European Union Restricted Person Lists issued pursuant to Council Regulation (EC) No. 881/2002 of 27 May 2002, Council regulation (EC) No. 2580/2001 of 27 December 2001 and Council Common Position 2005/725/CFSP of 17 October 2005, and (4) the United Nations Consolidated List established and maintained by the 1267 Committee; and/or

(c)
any Person or entity, other than one falling under the remit of paragraphs (a) and/or (b) above, that because of its domicile, ownership or activities is a Person with whom nationals of the United States, United Kingdom, European Union or Brazil are prohibited from doing business;

"Screen Rate" means in relation to London Interbank Offered Rate:

(a)	the British Bankers' Association "Interest Settlement Rate" displayed on the appropriate page of the Reuters screen; or

(b)
(if the page referred to in sub-paragraph (a) above is replaced or service ceases to be available) such other page or service displaying the appropriate rate as may be specified by a Qualifying Investment Bank whose identity is agreed between Cosan and Shell (or failing such agreement, a Qualifying Investment Bank selected by the Independent Selector) after consultation with the Person liable for relevant interest and the Person due to receive relevant interest who, together, shall pay in equal proportions the fees, costs and expenses of any Qualifying Investment Bank and/or the Independent Selector;

"Second Shell Call Option" means those rights granted to Shell under Clause 5.2;

"Second Shell Call Option Exercise Period" means the period commencing on the fifteenth anniversary of the Closing Date to the later of:

(a)	the date which is 30 days after the fifteenth anniversary of the Closing Date; and

(b)	10 Business Days after the applicable Option Price is finally determined,

or as extended in accordance with Clause 2;

"SELIC" means the rate assessed by the Brazilian Special Liquidation and Custody System ( Sistema Especial de Liquidação e Custódia) – Selic, published by the Central Bank of Brazil, obtained by calculating the adjusted weight average rate of one-day financing operations, backed by public federal bonds and traded in such system;

"Shares" means the shares of each common and preferred class of each JV Entity;

"Shareholders' Agreement" means each of the shareholders' agreements relating to:

(a)	the Downstream Co, as entered into between, among others, Cosan, Shell and the Downstream Co; and

(b)	the Sugar and Ethanol Co, as entered into between, among others, Cosan, Shell and the Sugar and Ethanol Co,

and "Shareholders' Agreements" shall mean both of them;

"Shell" has the meaning ascribed to it in the Parties section of this Agreement;

"Shell Base Value" means the sum of the Shell Downstream Co Value and the Shell Sugar and Ethanol Co Value;

"Shell Downstream Co Value" means the value of Shell's legal and beneficial interest in the Downstream Co, as calculated from the Downstream Co Value;

"Shell Downstream Valuation Range" means the Downstream Valuation Range determined by the Shell Valuer in accordance with Clause 18;

"Shell Fundamental Breach Option" means the right granted to Shell pursuant to Clause 16.1;

"Shell Fundamental Breach Option Exercise Period" means, where the Fundamental Breach has been committed by Cosan (either as agreed between the Parties or as determined in accordance with Clause 14), the period commencing on date of service of the Breach Notice to the date which is 90 days after the Breach Notice;

"Shell Interest" means:

(a)	if Shell does not deliver to Cosan a Downstream Retention Notice pursuant to this Agreement, the Shell Total Interest; and

"Shell JV Valuation Range" means the JV Valuation Range determined by the Shell Valuer in accordance with Clause 18;

"Shell Partial Call Interest" means the number of whole Shares that is (or is closest to but not less than) half of the Shares held by Cosan in each JV Entity;

"Shell Partial Call Option" has the meaning ascribed to it in Clause 3.2.2;

"Shell Partial Interest" means Shell's:

(a)	entire direct or indirect holding of shares in the Sugar and Ethanol Co; and

(b)	such number of shares being (or being closest to but not less than) half of its holding of Preferred A Shares in the Downstream Co;

"Shell Securities" means publicly traded ordinary shares in:

(a)	Royal Dutch Shell; or

(b)	any successor of Royal Dutch Shell;

"Shell Shareholder Representative" has the meaning ascribed to it in the Shareholders' Agreement;

"Shell Sugar and Ethanol Co Value" means the value of Shell's legal and beneficial interest in the Sugar and Ethanol Co, as calculated from the Sugar and Ethanol Co Value;

"Shell Sugar and Ethanol Valuation Range" means the Sugar and Ethanol Valuation Range determined by the Shell Valuer in accordance with Clause 18;

"Shell Total Call Option" has the meaning ascribed to it in Clause 3.1.1;

"Shell Total Interest" means Shell's entire direct or indirect holding of shares in:

(a)	the Sugar and Ethanol Co;

(b)	the Management Co; and

(c)	the Downstream Co;

"Shell UK Co" has the meaning ascribed to it in the Parties section of this Agreement;

"Shell Valuer" has the meaning determined in accordance with Clause 18.3;

"Shell Warranty" means a statement contained in Schedule 1 and "Shell Warranties" means all those statements;

"Sole Valuer" has the meaning determined in accordance with Clause 18.4;

"Sole Valuer Downstream Valuation Range" means the Downstream Valuation Range determined by the Sole Valuer in accordance with Clause 18;

"Sole Valuer JV Valuation Range" means the JV Valuation Range determined by the Sole Valuer in accordance with Clause 17;

"Sole Valuer Sugar and Ethanol Valuation Range" means the Sugar and Ethanol Valuation Range determined by the Sole Valuer in accordance with Clause 18;

"Subsidiary" means in relation to any Person, a Person:

(a)	which is Controlled, directly or indirectly, by the first mentioned Person;

(b)	where more than half the issued share capital of which is Beneficially Owned, directly or indirectly by the first mentioned Person; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned Person;

"Sugar and Ethanol Co" has the meaning ascribed to it in the Parties section of this Agreement;

"Sugar and Ethanol Co Value" means a value agreed in writing between Cosan and Shell, or failing such arrangement within 14 days of the applicable Exercise Notice (or within any period of time by which Cosan and Shell agree in writing to extend such initial 14 day period) an amount of:

(a)	if x – y ≤ 0.1x, the arithmetic mean of the Midpoints of the Cosan Sugar and Ethanol Valuation Range and the Shell Sugar and Ethanol Valuation Range; or

(b)	if x – y > 0.1x, the arithmetic mean of the Midpoints of:

(i)	the Independent Sugar and Ethanol Valuation Range; and

(ii)	whichever of the Cosan Sugar and Ethanol Valuation Range and the Shell Sugar and Ethanol Valuation Range has a closer Midpoint to the Midpoint of the Independent Sugar and Ethanol Valuation Range; or

(c)	if there is no Cosan Valuer and no Shell Valuer, the Midpoint of the Sole Valuer Sugar and Ethanol Valuation Range;

where:

"x" = the greater of the Midpoints of the Cosan Sugar and Ethanol Valuation Range and the Shell Sugar and Ethanol Valuation Range; and

"y" = the smaller of the Midpoints of the Cosan Sugar and Ethanol Valuation Range and the Shell Sugar and Ethanol Valuation Range;

and, for the avoidance of doubt, if the Sugar and Ethanol Co declares, pays or makes any dividend or other distribution between the date of the relevant Exercise Notice and the applicable Option Completion Date, the Sugar and Ethanol Co Value shall be adjusted accordingly to take account of the declaration, payment or making of such payment;

"Sugar and Ethanol Valuation Range" means an equity valuation range in respect of the Sugar and Ethanol Co determined in accordance with Clause 18;

"Sugar and Ethanol Voting Shares" means such number of shares being (or being closest to but not less than) half of Cosan's holding of Preferred A Shares in the Sugar and Ethanol Co;

"Supervisory Board" in respect of each JV Entity has the meaning ascribed to it in their respective Shareholders' Agreement;

"TAJ" has the meaning ascribed to it in the Framework Agreement;

"Tax" means any taxation, levies, duties, charges, contributions, withholdings or imposts of whatever nature (including any related fines, penalties, surcharges or interest) imposed, collected or assessed by, or payable to, a tax authority in any jurisdiction;

"Tender Offer" means any tender offer, or any other offer that may be required pursuant to applicable law, in respect of the shares in Cosan Limited or Cosan which may arise in connection with Closing or completion of the Shell First Call Option, the Shell Second Call Option, the Disqualification Call Option, the Disqualification Put Option, the Unsolicited Call Option or the Cosan Fundamental Breach Option or a Third Party Offer;

"Termination Call Option" has the meaning ascribed to it in Clause 4.1;

"Third Party Offer" means any bona fide offer from a Third Party Offeror (either in cash, or in a combination of cash and Liquid Securities), so long as no more than 50 per cent. of the aggregate value (based on the closing price of such securities on the date of the Third Party Offer Notice on the principal Recognised Stock Exchange on which those securities are traded) of all such consideration is in the form of Liquid Securities), made during the Qualified Lock-Up Period, for the entire interest of Cosan, Cosan Limited or ROSM (each as applicable) which Cosan, Cosan Limited or ROSM (respectively) wishes to accept;

"Third Party Offer Notice" means the notice in the form set out in Schedule 5 setting out the details of a proposed sale to a Third Party Offeror specifying:

(a)	the shares proposed to be transferred pursuant to the relevant Third Party Offer;

(b)	the identity of the Person(s) to whom it is proposed that the shares referred to in paragraph (a) above are transferred and the date of such Person(s)'s offer for such shares; and

(c)	the price per share and all other terms on which the shares referred to in paragraph (a) above are proposed to be transferred;

"Third Party Offeror" means any Qualified Offeror which wishes to buy from any of the Parties an interest, whether direct or indirect, in the Joint Venture, whether or not an Unsolicited Third Party Offeror;

"Third Party Warranty" means a statement contained in Schedule 3 and "Third Party Warranties" means all such statements;

"Transaction Documents" has the meaning ascribed to it in the Framework Agreement;

"Transfer" means, with respect to any securities:

(a)
when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer any such securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing; and

(b)
when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of any such securities or any participation or interest therein or any agreement or commitment to do any of the foregoing;

"Unsolicited Call Option" means the right granted to Shell pursuant to Clause 13.2.2;

"Unsolicited Sale Exercise Period" means the period commencing on the date Shell receives the Unsolicited Third Party Offer Notice to the date which is 90 days after the date Shell receives the Unsolicited Third Party Offer Notice;

"Unsolicited Sale ROFR" means the right granted to Shell pursuant to Clause 13.2.2(a);

"Unsolicited Third Party Offer" has the meaning ascribed to it in Clause 13.1.1;

"Unsolicited Third Party Offer Notice" means a Third Party Offer Notice as may be delivered pursuant to Clause 13;

"Unsolicited Third Party Offeror" means any Person that is not an Affiliate of any Party that makes an unsolicited bona fide offer to buy all of the Cosan Limited Interest or the ROSM Interest;

"Valuation Range" means any of the Cosan Downstream Valuation Range; Cosan JV Valuation Range; Cosan Sugar and Ethanol Valuation Range; Downstream Valuation Range; Independent Downstream Valuation Range; Independent JV Valuation Range; Independent Sugar and Ethanol Valuation Range; JV Valuation Range; Shell Downstream Valuation Range; Shell JV Valuation Range; Shell Sugar and Ethanol Valuation Range; Sole Valuer Downstream Valuation Range; Sole Valuer JV Valuation Range; Sole Valuer Sugar and Ethanol Valuation Range and/or Sugar and Ethanol Valuation Range; and

"Valuers" means the Cosan Valuer, the Shell Valuer, the Sole Valuer and/or the Independent Valuer (as the case may be).

1.2	In this Agreement, a reference to:

1.2.1
a statutory provision includes a reference to: (a) the statutory provision as modified or re-enacted or both from time to time (whether before or after the date of this Agreement); and (b) any subordinate legislation made under the statutory provision (whether before or after the date of this Agreement);

1.2.2	a "company", "corporation" or "entity" includes any business entity (of whatever form) in any jurisdiction (including Brazilian sociedades empresariais and sociedades simples);

1.2.3
a "regulation" includes any regulation, rule, official directive, request, guideline, portaria, regulamento, decreto, resolução, deliberação, circular, carta-circular, instrução, instrução normativa, regimento, ato declaratório and/or despacho normativo (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

1.2.4	"Person" includes a reference to any body corporate, unincorporated association, partnership or other business entity;

1.2.5
"Persons acting in concert" means, in relation to a Person, Persons which actively co-operate, pursuant to an agreement or understanding (whether formal or informal) with a view to obtaining or consolidating Control of that Person;

1.2.6	a "Party" or a "Person", includes a reference to that Party's, or that Person's, legal personal representatives, successors or Affiliate(s);

1.2.7	unless otherwise specified, a time of day is a reference to São Paulo, Brazil time; and

1.2.8	a "Clause", "Paragraph" or "Schedule", unless the context otherwise requires, is a reference to a clause or paragraph of, or a schedule to this Agreement;

1.3	Italicized terms in parenthesis denote the Portuguese language words for names, concepts and other terms applicable in Brazil.

1.4	The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and references to this Agreement include the Schedules.

1.5	Words importing the singular shall include the plural and vice versa.

1.6
Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import.

1.7	References from or to any date mean, unless otherwise specified, from and including and to but excluding, respectively.

1.8	References to any agreement or contract are to that agreement or contract as amended,

modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed in any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule.

1.9	The headings in this Agreement shall not affect the interpretation of this Agreement.

SECTION TWO: EXERCISE PERIODS

2.	EXTENSION OF EXERCISE PERIODS

2.1
If a Breach Notice has been served and/or an Arbitrator is considering a claim in respect of a Fundamental Breach during any period in which an Option is exercisable, and such Option has not been exercised, such Option Exercise Period shall be extended to expire 30 days after the date of receipt of the Arbitrator's determination in respect of the alleged Fundamental Breach.

2.2
In the event that any of (i) the First Shell Call Option Exercise Period, (ii) the Second Shell Call Option Exercise Period or (iii) the Second Shell Call Option Exercise Period and the Cosan Option Exercise Period combined, is extended for a period in excess of six months in accordance with Clause 2.1, and the Arbitrator determines that no Fundamental Breach has occurred, the Party that was alleged to have committed the Fundamental Breach but which the Arbitrator determines was not in Fundamental Breach, (i) may elect to have the Base Value recalculated as of such later date, and (ii) notwithstanding anything else in this Agreement to the contrary shall be entitled to select which of the two Base Values calculated is used to determine the applicable Option Price.

SECTION THREE: YEAR TEN OPTIONS

3.	FIRST SHELL CALL OPTIONS

3.1	This Clause 3 applies if:

3.1.1	no Cosan Fundamental Breach Option or Shell Fundamental Breach Option has been exercised; and

3.1.2	Shell holds, directly or indirectly, shares in any JV Entity.

3.2	Cosan undertakes to grant to Shell (as Cosan may at the time elect) an option to buy, and to require Cosan to sell, either:

3.2.1	the Cosan Interest and each of the rights attaching thereto (the "Shell Total Call Option"); or

3.2.2	the Shell Partial Call Interest and each of the rights attaching thereto (the "Shell Partial Call Option"),

such Options to be exercisable during the First Shell Call Option Exercise Period in accordance with this Clause 3.

3.3	In the event that Shell wishes to exercise a First Shell Call Option in accordance with this Clause 3, Cosan shall sell, and Shell shall buy, the Cosan Interest or the Shell Partial Call Interest (as applicable pursuant to Cosan's election in accordance with Clause 3.5) and each right attaching to such interest on the applicable Option Completion Date.

3.4
The Shell Total Call Option may be exercised only in respect of all (but not less than all) of the Cosan Interest and the Shell Partial Call Option may be exercised only in respect of all (but not less than all) of the Shell Partial Call Interest, each by the delivery by Shell to Cosan of an Exercise Notice relating to the First Shell Call Options at any time during the First Shell Call Option Exercise Period.

3.5
Cosan shall, within 10 Business Days of the date on which an Exercise Notice is received from Shell that is delivered pursuant to Clause 3.4, inform Shell in writing whether it is selling to Shell the Cosan Interest or the Shell Partial Call Interest.

3.6
The price to be paid in respect of the Shell Total Call Option shall be an amount equal to the Cosan Base Value, and the price to be paid in respect of the Shell Partial Option shall be an amount equal to 50 per cent. of the Cosan Base Value.

3.7	The Cosan Base Value shall be calculated as at the date which is 9 years and six months after the Closing Date.

3.8	If Shell exercises the Shell Total Call Option or the Shell Partial Call Option, it shall pay Cosan the Option Price:

3.8.1	in full on the applicable Option Completion Date; or

3.8.2
if Shell so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date.

3.9	After Shell delivers an Exercise Notice in respect of a First Shell Call Option, Shell may only revoke such Exercise Notice with Cosan's prior written consent, failing which it shall be irrevocable.

3.10	Completion of the Shell Total Call Option or Shell Partial Call Option (as applicable) shall occur:

3.10.1	on the later of:

(a)	the date which is 20 Business Days after receipt by Cosan of the Exercise Notice relating to the such Option; and

(b)
where the Option Completion is subject to the approval of any applicable governmental entity, 5 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

3.10.2	in accordance with Clauses 19 and 20.

4.	TERMINATION CALL OPTION

4.1
If a Party holds less than 10 per cent. of the then outstanding common shares of the Sugar and Ethanol Co and the Downstream Co considered as a whole (a "Minority Shareholder") for any reason at any time:

4.1.1	during the First Shell Call Exercise Period; and

4.1.2	during the Second Shell Call Option Exercise Period or Cosan Option Exercise Period; and

4.1.3	after the expiry of the Cosan Option Exercise Period,

then the Minority Shareholder shall grant the Other Party an Option to buy, and to require the Minority Shareholder to sell, the entire direct and indirect interest of that Minority Shareholder (the "Termination Call Option").

4.2	The Other Party may exercise the Termination Call Option by delivering an Exercise Notice to the Minority Shareholder during the relevant Minority Call Option Exercise Period.

4.3	The Termination Call Option may be exercised only in respect of all (but not less than all) of the Minority Shareholder's interest.

4.4
The price to be paid in respect of the Termination Call Option shall be an amount equal to the value of the Minority Shareholder's legal and beneficial interest in the Sugar and Ethanol Co, as calculated from the Sugar and Ethanol Co Value plus the value of the Minority Shareholder's legal and beneficial interest in the Downstream Co, as calculated from the Downstream Co Value.

4.5	The Downstream Co Value and the Sugar and Ethanol Co Value shall be calculated as at the date which is:

4.5.1	nine years and six months after the Closing Date (where an Exercise Notice is served pursuant to Clause 4.1.1); or

4.5.2	fourteen years and six months after the Closing Date (where an Exercise Notice is served pursuant to Clause 4.1.2); or

4.5.3	the date on which the Party becomes a Minority Shareholder (where an Exercise Notice is served pursuant to Clause 4.1.3).

4.6
After the Other Party delivers an Exercise Notice in respect of a Termination Call Option, the Other Party may only revoke such Exercise Notice with the Minority Shareholder's prior written consent, failing which it shall be irrevocable.

4.7	Completion of the Termination Call Option shall occur:

4.7.1	on the later of:

(a)	the date which is 20 Business Days after receipt by the Minority Shareholder of the Exercise Notice relating to the such Option; and

(b)
where the Option Completion is subject to the approval of any applicable governmental entity, 5 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

4.7.2	in accordance with Clauses 19 and 20.

SECTION FOUR: YEAR FIFTEEN OPTIONS

5.	SECOND SHELL CALL OPTION

5.1	This Clause 5 applies if:

5.1.1	no Cosan Fundamental Breach Option or Shell Fundamental Breach Option has been exercised; and

5.1.2	Shell holds, directly or indirectly, shares in any JV Entity.

5.2
Cosan irrevocably grants to Shell an option to buy, and to require Cosan to sell, the Cosan Interest, such Option to be exercisable during the Second Shell Call Option Exercise Period in accordance with this Clause 5.

5.3
In the event that Shell exercises the Second Shell Call Option in accordance with this Clause 5, Cosan shall sell, and Shell shall buy, the Cosan Interest and each right attaching to the Cosan Interest on the applicable Option Completion Date.

5.4	The Shell Call Option may be exercised only:

5.4.1	in respect of all (but not less than all) of the Cosan Interest; and

5.4.2	by the delivery by Shell to Cosan of an Exercise Notice relating to the Second Shell Call Option at any time during the Second Shell Call Option Exercise Period.

5.5	The price to be paid in respect of the Second Shell Call Option shall be an amount equal to the Cosan Base Value.

5.6	The Cosan Base Value shall be calculated as at the date which is 14 years and six months after the Closing Date; and

5.7	If Shell exercises the Second Shell Call Option, it shall pay Cosan the Option Price:

5.7.1	in full on the applicable Option Completion Date; or

5.7.2
if Shell so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date.

5.8	After Shell delivers an Exercise Notice in respect of a Second Call Option, Shall may only revoke such Exercise Notice with Cosan's prior written consent, failing which it shall be irrevocable.

5.9	Completion of the Second Shell Call Option shall occur:

5.9.1	on the later of:

(a)	the date which is 20 Business Days after receipt by Cosan of the Exercise Notice relating to the Second Shell Call Option; and

(b)
where the Option Completion is subject to the approval of any applicable governmental entity, 5 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

5.9.2	in accordance with Clauses 19 and 20.

6.	COSAN TOTAL CALL OPTION

6.1	This Clause 6 applies if:

6.1.1	no Cosan Fundamental Breach Option or Shell Fundamental Breach Option has been exercised;

6.1.2	Shell has not exercised the Shell Total Call Option, the Shell Partial Call Option or the Second Shell Call Option; and

6.1.3	Cosan holds, directly or indirectly, shares in any JV Entity.

6.2
Subject to Clause 6.5, Shell irrevocably grants to Cosan an option to buy, and to require Shell to sell the Shell Interest, such Option to be exercisable during the Cosan Option Exercise Period in accordance with this Clause 6.

6.3
In the event that Cosan exercises the Cosan Total Call Option in accordance with this Clause 6, Shell shall sell, and Cosan shall buy, the Shell Interest and each right attaching to such interest on the applicable Option Completion Date.

6.4	The Cosan Total Call Option may be exercised only:

6.4.1	in respect of all (but not less than all), subject to Clause 6.5, of the Shell Interest; and

6.4.2	by the delivery by Cosan to Shell of an Exercise Notice relating to the Cosan Total Call Option at any time during the Cosan Option Exercise Period.

6.5
At any time on or after the date on which Shell receives the Exercise Notice in respect of the Cosan Total Call Option for the Shell Interest, but before the date which is 30 days from such date, Shell shall be entitled to serve a Downstream Retention Notice.

6.6	If Shell does not deliver a Downstream Retention Notice pursuant to Clause 6.5 the price to be paid in respect of the Cosan Total Call Option will be an amount equal to 85 per cent. of the Shell Base Value.

6.7
If Shell does deliver a Downstream Retention Notice pursuant to Clause 6.5, the Cosan Total Call Option will relate solely to the Shell Partial Interest, and the provisions of this Clause 6.7 shall apply.

6.7.1	If the Ethanol Supply Agreement remains in force at the date of the delivery of the Downstream Retention Notice, Cosan and Shell shall:

(a)
use their best endeavours to negotiate and agree to a contract for the supply of Ethanol to the Downstream Co at prices and on terms no more onerous to the Downstream Co than then existing pursuant to the Ethanol Supply Agreement;

(b)
if Cosan and Shell fail to reach such agreement, Cosan and Shell shall procure that the existing Ethanol Supply Agreement remains in force and shall enter into such agreements as may be necessary to attain such result; and

(c)	give the necessary approvals in respect of the Ethanol Supply Agreement,

provided that, in either event, such contract shall provide for the supply of Ethanol to the Downstream Co for a period of not less than 10 years from the applicable Option Completion Date relating to the Cosan Total Call Option, which period may be extended for an additional period of 5 years upon written notice from Shell to Cosan not later than the date which is 1 year prior to the expiry of the initial 10 year period.

6.7.2	The price to be paid in respect of the Cosan Total Call Option will be an amount equal to 85 per cent. of the Shell Sugar and Ethanol Co Value.

6.8	If Cosan exercises the Cosan Total Call Option, it shall pay Shell the applicable Option Price:

6.8.1	in full on the applicable Option Completion Date; or

6.8.2
if Cosan so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date.

6.9
After Cosan delivers an Exercise Notice in respect of the Cosan Total Call Option, Cosan may only revoke such Exercise Notice with Shell's prior written approval, failing which it shall be irrevocable.

6.10	Completion of the Cosan Total Call Option shall occur:

6.10.1	on the later of:

(a)	the date which is 20 Business Days after receipt by Shell of the Exercise Notice relating to the Cosan Total Call Option; and

(b)
where the Option Completion is subject to the approval of any applicable governmental entity, 5 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

6.10.2	in accordance with Clauses 19 and 20.

7.	COSAN PUT OPTION

7.1	This Clause 7 applies if:

7.1.1	no Cosan Fundamental Breach Option or Shell Fundamental Breach Option has been exercised;

7.1.2	Shell has exercised the Shell Partial Call Option but not the Second Shell Call Option; and

7.1.3	Cosan holds, directly or indirectly, shares in any JV Entity.

7.2
Shell irrevocably grants to Cosan an option to sell to Shell, and to require Shell to buy the Cosan Interest, such Option to be exercisable during the Cosan Option Exercise Period in accordance with this Clause 7.

7.3
In the event that Cosan exercises the Cosan Put Option in accordance with this Clause 7, Cosan shall sell, and Shell shall buy, the Cosan Interest and each right attaching to such interest on the applicable Option Completion Date.

7.4	The Cosan Put Option may be exercised only:

7.4.1	in respect of all (but not less than all) the Cosan Interest; and

7.4.2	by the delivery by Cosan to Shell of an Exercise Notice relating to the Cosan Put Option at any time during the Cosan Option Exercise Period.

7.5	The price to be paid in respect of the Cosan Put Option will be an amount equal to the Cosan Base Value.

7.6	If Cosan exercises the Cosan Put Option, Shell shall pay Cosan the applicable Option Price:

7.6.1	in full on the applicable Option Completion Date; or

7.6.2
if Shell so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date.

7.7	After Cosan delivers an Exercise Notice in respect of the Cosan Put Option, Cosan may only revoke such Exercise Notice with Shell's prior written approval, failing which it shall be irrevocable.

7.8	Completion of the Cosan Put Option shall occur:

7.8.1	on the later of:

(a)	the date which is 20 Business Days after receipt by Shell of the Exercise Notice relating to the Cosan Total Put Option; and

(b)
where the Option Completion is subject to the approval of any applicable governmental entity, 5 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

7.8.2	in accordance with Clauses 19 and 20.

8.	COSAN PARTIAL CALL OPTION

8.1	This Clause 6 applies if:

8.1.1	no Cosan Fundamental Breach Option or Shell Fundamental Breach Option has been exercised;

8.1.2	Shell has exercised the Shell Partial Call Option but not the Second Shell Call Option (such Options having been applicable); and

8.1.3	Cosan holds, directly or indirectly, shares in any JV Entity and has not exercised the Cosan Put Option in accordance with Clause 7.

8.2
Shell irrevocably grants to Cosan an option to buy, and to require Shell to sell the Shell Partial Call Interest, such Option to be exercisable during the Cosan Option Exercise Period in accordance with this Clause 8.

8.3
In the event that the Cosan Partial Call Option applies in accordance with this Clause 8, Shell shall sell, and Cosan shall buy, the an amount of Shares equal to the Shell Partial Call Interest acquired by Shell pursuant to the Shell Partial Call Option and each right attaching to such interest on the applicable Option Completion Date.

8.4	The Cosan Partial Call Option may be exercised only:

8.4.1	in respect of all (but not less than all) of the Shell Partial Call Interest; and

8.4.2	by the delivery by Cosan to Shell of an Exercise Notice relating to the Cosan Partial Call Option at any time during the Cosan Option Exercise Period.

8.5
The price to be paid in respect of the Cosan Partial Call Option will be an amount equal to 85 per cent. of the Base Value multiplied by the quotient of the Shell Partial Call Interest and the total beneficial interest of the Parties in the Joint Venture.

8.6	If Cosan exercises the Cosan Partial Call Option, it shall pay Shell the applicable Option Price:

8.6.1	in full on the applicable Option Completion Date; or

8.6.2
if Cosan so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date.

8.7
After Cosan delivers an Exercise Notice in respect of the Cosan Partial Call Option, Cosan may only revoke such Exercise Notice with Shell's prior written approval, failing which it shall be irrevocable.

8.8	Completion of the Cosan Partial Call Option shall occur:

8.8.1	on the later of:

(a)	the date which is 20 Business Days after receipt by Shell of the Exercise Notice relating to the Cosan Total Call Option; and

(b)
where the Option Completion is subject to the approval of any applicable governmental entity, 5 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

8.8.2	in accordance with Clauses 19 and 20.

SECTION FIVE: DISQUALIFICATION OPTIONS

9.	DISQUALIFICATION

9.1	For the purposes of this Clause 9, an individual is "Disqualified" if:

9.1.1	he lacks the mental capacity to perform the essential duties of his positions with respect to the Joint Venture;

9.1.2
such condition does not resolve itself within 30 consecutive days, as reasonably determined by the applicable Qualifying Physician or Expert in the medical speciality concerned with the condition causing the alleged incapacity (if known); and

9.1.3
the Qualifying Physician determines, in his expert opinion, that such condition is not likely to be temporary in nature (including, but not limited to, any such interim condition ordinarily occurring in the course of convalescence).

9.2	If any JV Entity or Shell (the "First Party") reasonably suspects that ROSM is Disqualified, the First Party shall:

9.2.1	notify each Notifiable Person in writing of such belief;

9.2.2	select a Qualifying Physician and deliver a Qualifying Physician Notice to the Notifiable Persons; and

9.2.3	instruct, on the date the Qualifying Physician Notice is delivered pursuant to Clause 9.2.2, the Qualifying Physician it has selected to:

(a)
carry out a medical examination of ROSM, in the place where ROSM is then located (or, if the Qualifying Physician determines that the examination requires medical equipment or facilities located in a hospital or facility, then in a hospital or facility in, or nearest to, the city where he is then located), for the purposes of determining whether or not ROSM is Disqualified; and

(b)	notify in writing, within 15 Business Days of examining ROSM, each of the Notifiable Persons of whether or not he or she considers ROSM to be Disqualified,

provided that, in any event, if the Qualifying Physician has been unable to carry out such medical examination of ROSM within 40 days of being instructed because ROSM has been unwilling to submit himself thereto ROSM shall, after the expiry of such period, be automatically determined to be Disqualified.

9.3	If any Notifiable Person (other than a JV Entity) disputes the Qualified Physician's determination that ROSM is Disqualified, such Notifiable Person shall:

9.3.1
send written notice, within 10 days from the date of receipt by such Notifiable Person of the notice from the Qualifying Physician delivered in accordance with Clause 9.2.3(b) to each of the other Notifiable Person that it disputes the determination;

9.3.2	select a second Qualifying Physician and send a Qualifying Physician Notice to each of the Notifiable Persons, each within 10 days from the date of sending written notice pursuant to Clause 9.3.1; and

9.3.3	instruct, on the date of the Qualifying Physician Notice delivered pursuant to Clause 9.3.2, the Qualifying Physician it has selected to:

(a)
carry out a medical examination of ROSM, in the place where ROSM is then located (or, if the Qualifying Physician determines that the examination requires medical equipment or facilities located in a hospital or facility, then in a hospital or facility in the city where he is then located or nearest to), for the purposes of determining whether or not ROSM is Disqualified; and

(b)	notify in writing, within 10 Business Days of examining ROSM, each of the Notifiable Persons, whether he or she considers ROSM to be Disqualified,

provided that, in any event, if the Qualifying Physician has been unable to carry out such medical examination of ROSM within 20 days of being instructed, whether because ROSM has been unwilling to submit himself thereto or otherwise, ROSM shall, after the expiry of such period, be automatically determined to be Disqualified.

9.4	If the second Qualifying Physician determines:

9.4.1	ROSM to be Disqualified, then the determination of ROSM as Disqualified shall, except in the case of manifest error, be final and the Parties shall not further dispute such determination;

9.4.2	ROSM not to be Disqualified, then the Parties shall refer the matter for final determination to an independent Qualifying Physician (the "Expert") in accordance with Clause 9.5.

9.5	If the Parties are required to refer a matter to an Expert pursuant to Clause 9.4.2:

9.5.1	Cosan and Shell shall:

(a)
agree the identity of the Expert or, failing agreement within 5 days of the date that the last of Cosan and Shell receives the notice delivered by the second Qualifying Physician in accordance with Clause 9.3.3(b), the Expert shall be an independent Qualifying Physician nominated by the mutual agreement of the first and second Qualifying Physicians or, where such Qualifying Physicians are unable to reach agreement within 10 days, the Expert shall be appointed by the ICC International Centre for Expertise in accordance with the provision for the appointment of experts under the Rules for Expertise of the ICC;

(b)	send written notice in writing to each Notifiable Person of the identity of the Expert selected in accordance with Clause 9.5.1(a);

(c)	instruct, on the date of the notice referred to in Clause 9.5.1(b), the Expert to:

(i)	act as an expert and not as an arbitrator;

(ii)
carry out a medical examination of ROSM, in the place where he is then located (or, if the Qualifying Physician determines that the examination requires medical equipment or facilities located in a hospital or facility, then in a hospital or facility in or nearest to the city where he is then located), for the purposes of determining whether or not ROSM is Disqualified; and

(iii)
notify in writing, within 10 Business Days of examining ROSM (if applicable) or being instructed, each of Cosan, the Joint Venture, Shell and ROSM, of whether he or she considers ROSM to be Disqualified;

provided that, in any event, if the Expert has been unable to carry out such medical examination of ROSM within 10 Business Days of being instructed, because ROSM has been unwilling to submit himself thereto, ROSM shall, after the expiry of such period, be automatically determined to be Disqualified.

9.5.2	Cosan and Shell:

(a)
shall use their respective reasonable endeavours to provide the Expert with such information as may be desirable or necessary, in the opinion of the Expert, including any reports provided by the first and second Qualifying Physician for the purposes of carrying out such medical examination; and

(b)	may, within 5 Business Days of the Expert's appointment, make written submissions to the Expert and/or send documents to him or her;

9.5.3
the decision of the Expert as notified to each of the Notifiable Persons in accordance with Clause 9.5.1(c)(iii), shall be final and binding on the Parties and the Expert shall not be required to give reasons for his or her decision.

9.6	The fees, costs and expenses of:

9.6.1	the first Qualifying Physician shall be borne by the First Party;

9.6.2	the second Qualifying Physician shall be borne by the Party requesting such Qualifying Physician; and

9.6.3	any Expert shall be borne by the First Party where ROSM is determined not to be Disqualified, and by the Second Party where he is determined to be Disqualified in accordance with Clause 9.5.

10.	DISQUALIFICATION PUT OPTION

10.1	This Clause 10 applies:

10.1.1
prior to the expiry of the Cosan Option Exercise Period, where Shell holds, directly or indirectly, shares in each JV Entity and ROSM (or where Deceased, his estate) holds, directly or indirectly, shares in each JV Entity; and

10.1.2
after the expiry of the Cosan Option Exercise Period, where Shell holds, directly or indirectly, shares in the Downstream Co and ROSM (or where Deceased, his estate) holds an interest in the Downstream Co, and where ROSM has been determined Disqualified or Deceased in accordance with Clause 9 or where Shell has served notice to Cosan stating that ROSM is missing and has not attended board meetings of any JV Entity for the consecutive period of 12 months.

10.2	Shell irrevocably grants to Cosan an option to sell to Shell, and to require Shell to buy:

10.2.1	where such Option is exercised prior to the expiry of the Cosan Option Exercise Period, the Cosan Interest; and

10.2.2	where such Option is exercised after the expiry of the Cosan Option Exercise Period, Cosan's entire legal and beneficial, direct or indirect interest in the

Downstream Co and the Management Co (the "Cosan Disqualification Partial Interest"),

such Option to be exercisable during the Disqualification Put Option Exercise Period in accordance with this Clause 10.

10.3
In the event that Cosan exercises the Disqualification Put Option in accordance with this Clause 10, Cosan shall sell, and Shell shall buy, the Cosan Interest or the Cosan Disqualification Partial Interest (as applicable) and each right attaching to the Cosan Interest or Cosan Disqualification Partial Interest (as applicable) on the applicable Option Completion Date.

10.4	The Disqualification Put Option may be exercised:

10.4.1	prior to the expiry of the Cosan Option Exercise Period, in respect of all (but not less than all) of the Cosan Interest;

10.4.2	after the expiry of the Cosan Option Exercise Period, in respect of all (but not less than all) of the Cosan Disqualification Partial Interest; and

10.4.3	by the delivery by Cosan to Shell of the Exercise Notice relating to the Disqualification Put Option at any time during the Disqualification Put Option Exercise Period.

10.5
The price to be paid in respect of the Disqualification Put Option will be an amount equal to the Cosan Base Value or the Cosan Downstream Co Value (as applicable), such Base Value or Downstream Co Value to be calculated as at the date (i) of delivery of the first Qualifying Physician Notice, (ii) of death as written on the Death Certificate or (iii) when notice is served by Shell on Cosan after ROSM has been missing and has not attended board meetings of any JV Entity for a consecutive period of twelve months (as applicable).

10.6	If Cosan exercises the Disqualification Put Option:

10.6.1	on or before the second anniversary of the Closing Date, Shell shall pay Cosan the applicable Option Price:

(a)	in full on the applicable Option Completion Date; or

(b)
if Shell so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 45 months from such applicable Option Completion Date; or

10.6.2	after the second anniversary of the Closing Date but before the fourth anniversary of the Closing Date, Shell shall pay Cosan the applicable Option Price:

(a)	in full on the applicable Option Completion Date; or

(b)
if Shell so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date; or

10.6.3	on or after the fourth anniversary of the Closing Date, Shell shall pay Cosan the applicable Option Price in full on the applicable Option Completion Date.

10.7
After Cosan delivers an Exercise Notice in respect of the Disqualification Put Option, Cosan may only revoke such Exercise Notice with Shell's prior written approval, failing which it shall be irrevocable.

10.8	Completion of the Disqualification Put Option shall occur:

10.8.1	on the later of:

(a)	the date which is 20 Business Days after receipt by Shell of the Exercise Notice relating to the Disqualification Put Option; and

(b)
if Shell so elects, where the Option Completion is subject to the approval of any applicable governmental entity, 5 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

10.8.2	in accordance with Clauses 19 and 20.

11.	DISQUALIFICATION CALL OPTION

11.1	This Clause 11 applies if Cosan does not exercise the Disqualification Put Option (such Disqualification Put Option having been applicable in accordance with Clause 10).

11.2	Cosan irrevocably grants to Shell an option to buy, and to require Cosan to sell:

11.2.1	where such Option is exercised prior to the expiry of the Cosan Option Exercise Period, the Cosan Interest; and

11.2.2	where such Option is exercised after the expiry of the Cosan Option Exercise Period, the Cosan Disqualification Partial Interest,

such Option to be exercisable during the Disqualification Call Option Exercise Period in accordance with this Clause 11.

11.3
In the event that Shell exercises the Disqualification Call Option in accordance with this Clause 11, Cosan shall sell and Shell shall buy the Cosan Interest or the Cosan Disqualification Partial Interest (as applicable) and each right attaching to the Cosan Interest or Cosan Disqualification Partial Interest (as applicable) on the applicable Option Completion Date.

11.4	The Disqualification Call Option may be exercised:

11.4.1	prior to the expiry of the Cosan Option Exercise Period, in respect of all (but not less than all) of the Cosan Interest; or

11.4.2	after the expiry of the Cosan Call Exercise Period, in respect of all (but not less than all) of the Cosan Disqualification Partial Interest, and

11.4.3	by the delivery by Shell to Cosan of an Exercise Notice relating to the Disqualification Call Option at any time during the Disqualification Call Option Exercise Period.

11.5
The price to be paid in respect of the Disqualification Call Option will be an amount equal to the Cosan Base Value or Cosan Downstream Co Value (as applicable), such Base Value or Downstream Co Value to be calculated as at (i) the date of the first Qualifying Physician Notice, (ii) the date of death as written on the Death Certificate, or (iii) when notice is served by Shell on Cosan after ROSM has been missing and has not attended board meetings of any JV Entity for the consecutive period of twelve months.

11.6	If Shell exercises the Disqualification Call Option:

11.6.1	on or before the second anniversary of the Closing Date, Shell shall pay Cosan the applicable Option Price:

(a)	in full on the applicable Option Completion Date; or

(b)
if Shell so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 45 months from such applicable Option Completion Date; or

11.6.2	after the second anniversary of the Closing Date but before the fourth anniversary of the Closing Date, Shell shall pay Cosan the applicable Option Price:

(a)	in full on the applicable Option Completion Date; or,

(b)
if Shell so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date; or

11.6.3	on or after the fourth anniversary of the Closing Date, Shell shall pay Cosan the applicable Option Price in full on the applicable Option Completion Date.

11.7	After Shell delivers an Exercise Notice in respect of the Disqualification Call Option, Shell may only revoke such Exercise Notice with Cosan's written consent, failing which it shall be irrevocable.

11.8	Completion of the Disqualification Call Option shall occur:

11.8.1	on the later of:

(a)	the date which is 20 Business Days after receipt by Cosan of the relevant Exercise Notice; and

(b)
where the Option Completion is subject to the approval of any applicable governmental entity, 5 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

11.8.2	in accordance with Clauses 19 and 20.

SECTION SIX: LOCK-UP

12.	LOCK-UP PERIODS AND QUALIFIED LOCK-UP PERIOD

12.1
Other than in accordance with any of Clauses 3, 5, 6, 10, 11, 12.4, 12.5, 13, 15 or 16, or any provision of any other Transaction Document, during (i) the period from the Closing Date to the sixth anniversary of the Closing Date, (ii) the period from the date which is nine years and six months from the Closing Date to the expiry of the First Shell Call Option Exercise Period and (iii) the period from the date which is fourteen years and six months from the Closing Date to the Expiry of the Cosan Option Exercise Period (together the "Lock-Up Period"):

12.1.1	Cosan undertakes to Shell and agrees that it shall not Transfer any part of its direct or indirect interest in any JV Entity;

12.1.2	Cosan Limited undertakes to Shell and agrees that it shall not Transfer any part of its interest in Cosan; and

12.1.3	Shell undertakes to Cosan and agrees that it shall not Transfer any part of its direct or indirect interest in any JV Entity.

12.2
During (i) the period from the sixth anniversary of the Closing Date to the date which is nine years and six months from the Closing Date and (ii) the period from the expiry of the First Shell Call Option Exercise Period to the date which is fourteen years and six months from the Closing Date (together the "Qualified Lock-Up Period"), neither Cosan nor Cosan Limited shall solicit for sale their direct or indirect interest in the Joint Venture to any third party; provided that Cosan Limited may:

12.2.1
engage in negotiations or discussions with any Unsolicited Third Party Offeror and any of its Representatives that have submitted a bona fide proposal to Cosan Limited for a transaction that is permitted under Clause 13 that Cosan Limited is prepared to accept or recommend; and

12.2.2	furnish to such Third Party Offeror, or its Representatives, Confidential Information relating to any JV Entity, so long as, prior to providing such

Confidential Information to an Unsolicited Third Party Offeror and/or its Representatives, Cosan Limited shall:

(c)	inform Shell of the identity of the Unsolicited Third Party Offeror;

(d)
provide Shell with a copy of the proposed confidentiality agreement (which shall be on terms no less favourable than those contained in the Confidentiality Agreement) to be entered into between the Third Party Offeror, Cosan Limited, Cosan, Shell and the JV Entities;

(e)	provide Shell with a comprehensive list of all information which Cosan Limited is proposing to provide to such Unsolicited Third Party Offeror,

and Shell may, within 10 Business Days of being provided with the above information, object in writing to the provision of any such Confidential Information on the grounds that such Confidential Information is, in its reasonable opinion, commercially sensitive. Where Shell does not object in writing before the expiry of the 10 Business Day period, Cosan Limited shall be permitted to pass such Confidential Information to the Third Party Offeror, pursuant to the entry by such Third Party Offeror into a confidentiality agreement in the form provided to Shell in accordance with Clause 12.2.2(b).

12.3
Notwithstanding Clause 12.2, if Shell has objected to the provision of any Confidential Information to a Third Party Offeror on the grounds that such Confidential Information is, in its reasonable opinion, commercially sensitive, upon Cosan Limited and the Third Party Offeror entering into definitive binding documentation (subject only to satisfactory due diligence) and the Third Party Offeror paying a non-refundable deposit of one (1) per cent. of the proposed purchase price to Cosan Limited (who shall promptly Transfer such deposit to the relevant JV Entity where the Third Party Offeror does not complete the transfer of such shares within nine months of the date of payment of such deposit) Cosan Limited shall be entitled to provide such information to the Third Party:

12.3.1	pursuant to a customary "clean room" or "clean team" arrangement or process, such arrangement or process to be run to the reasonable satisfaction of the CEO of the relevant JV Entity; and

12.3.2
on the basis that the most commercially sensitive Confidential Information (as previously directed by Shell or, where no such direction was given, in Cosan Limited's reasonable opinion) be provided to the Third Party Offeror at the end of the due diligence process.

12.4	Other than in accordance with any of Clauses 10, 11, 12.5, 13, 15 or 16, or any provision of any other Transaction Document during the Qualified Lock-Up Period:

12.4.1	Cosan Limited shall be permitted to Transfer a Controlling Interest in Cosan; provided that such transfer is conducted in accordance with the provisions of Clause 13; and

12.4.2	Cosan shall not be permitted to Transfer its direct or indirect interest in any JV Entity to a third party; and

12.4.3	Shell shall not be permitted to Transfer any of the Shell Interest to a third party.

12.5	Nothing in Clauses 12.1 or 12.4 will prevent:

12.5.1
Royal Dutch Shell or any of its Affiliates from entering into a transaction which does not relate exclusively or predominantly to the Joint Venture assets in Brazil, provided that such transaction shall not result in a Transfer by Royal Dutch Shell of Control of the JV Entities (other than in connection with a Transfer of the entire global downstream business of Royal Dutch Shell) and that any Person who is proposed to acquire a direct or indirect interest in the JV Entities by virtue of any such transaction (other than an acquirer of Royal Dutch Shell or the disposal of the entire downstream business of Royal Dutch Shell) shall, as a condition to its ability to do so, be in compliance at the time of consummation of that transaction with (and shall after the consummation thereof thereafter agree to be obligated by) Section 11.02 of each Shareholders' Agreement;

12.5.2	Shell from effecting intra-group transfers to entities Controlled by Royal Dutch Shell; provided that:

(a)
no such Transfer (other than group Reorganizations with the consent of Cosan, such consent not to be unreasonably withheld) shall relieve Shell (or any such subsequent transferee Subsidiary) of any of its obligations hereunder or enlarge, alter or change any right or obligation of any other Party hereto; and

(b)	Shell shall notify Cosan of the identity of any such proposed transferee;

(c)	subject to Clause 12.5.2(d), any obligations of Shell to the Cosan are also assumed by the transferee; and

(d)
Shell shall procure that if any such transferee ceases to be Controlled by Royal Dutch Shell, any obligations of it or of such transferee to Cosan shall be transferred to Shell or another entity Controlled by Royal Dutch Shell;

12.5.3	Cosan and/or Cosan Limited (the "Cosan Person") from undertaking intra-group transfers to entities Controlled by that Cosan Person or ROSM; provided that:

(a)
Cosan Limited shall not merge into Cosan (and vice versa), either by way of an effective merger of such entities, share swap, share redemption, tender offer, or other form of control consolidation (the "Cosan Limited Collapse") other than with the prior written consent of Shell, which consent shall not be unreasonably withheld other than for business reasons as decided at Shell's sole discretion. The Parties agree that it is the intention of Cosan Limited and Cosan to seek to effect a Cosan Limited Collapse within 2 years of Closing, subject to receipt of the necessary written consent from Shell;

(b)	no such transfer shall relieve that Cosan Person of any of its obligations hereunder or enlarge, alter or change any right or obligation of any other Party hereto;

(c)	the Cosan Person shall notify Shell of the identity of any such proposed transferee;

(d)	subject to Clause 12.5.3(e), any obligations of the Cosan Person to Shell are also assumed by the transferee; and

(e)
the Cosan Person shall procure that if it or such transferee ceases to be Controlled by that Cosan Person, any obligations of it or of such transferee to the Cosan Person shall be transferred to Cosan or another entity Controlled by Cosan Limited; and/or

12.5.4
Cosan Limited or its Affiliates from selling part of its direct or indirect equity interest in Cosan (whether before, during or after any Lock-Up Period, the Qualified Lock-Up Period or otherwise), provided that such sale does not effect a Transfer of its Control of Cosan.

12.6
Notwithstanding the other provisions of this Agreement, neither Cosan nor Shell shall effect any Transfer of its respective direct or indirect interest in the Joint Venture to any Third Party Offeror unless the Third Party Offeror is a Qualifying Offeror.

12.7
Notwithstanding the other provisions of this Agreement, Cosan Limited shall not effect any Transfer of the Cosan Limited Interest to any Third Party Offeror unless the Third Party Offeror is a Qualifying Offeror.

SECTION SEVEN: QUALIFIED LOCK-UP PERIOD OPTIONS

13.	UNSOLICITED SALE ROFR AND UNSOLICITED CALL OPTION

13.1	This Clause 13 applies if, during the Qualified Lock-Up Period:

13.1.1	Cosan Limited receives a Third Party Offer from an Unsolicited Third Party Offeror for the Cosan Limited Interest and Cosan Limited wishes to accept such offer (an "Unsolicited Third Party Offer"); or

13.1.2	ROSM receives an unsolicited bona fide offer from a third party (in accordance with the terms of the ROSM Agreement),

notwithstanding the provisions of Clause 12 and provided that no Breach Notice has been served.

13.2	Cosan Limited shall ensure that any binding agreement in relation to an Unsolicited Third Party Offer shall be conditional on:

13.2.1	Cosan Limited delivering a Third Party Offer Notice to Shell;

13.2.2	Cosan Limited procuring that Shell is offered each of the following rights:

(a)
the right to acquire all (but not less than all) of the Cosan Limited Interest at the same price and on the same terms as the Cosan Limited Unsolicited Third Party Offer (as specified in the applicable Third Party Offer Notice) (an "Unsolicited Sale ROFR");

(b)	the right to acquire the Sugar and Ethanol Voting Shares for BRL1; and

(c)	the right to acquire all (but not less than all) of the Cosan Interest from Cosan at Base Value (the "Unsolicited Call Option"); and

13.2.3	Shell not exercising its rights pursuant to Clause 13.2.2.

13.3
Any bona fide offer from an Unsolicited Third Party Offeror in respect of the ROSM Interest shall only be valid and binding where such Unsolicited Third Party Offeror grants Shell each of the following rights:

13.3.1	the right to exercise the ROSM ROFR;

13.3.2	the right to acquire the Sugar and Ethanol Voting Shares for BRL1; and

13.3.3	the right to exercise an Unsolicited Call Option at Base Value.

13.4	During the Unsolicited Sale Exercise Period, Shell may by notice in writing to Cosan Limited (copied to Cosan) or ROSM (pursuant to the ROSM Agreement), as applicable, exercise:

13.4.1	the Unsolicited Sale ROFR or the ROSM ROFR (as applicable):

(a)	where the Unsolicited Third Party Offer is in cash, at the price and on the terms each as notified to it in the relevant Third Party Offer Notice; or

(b)	where such offer consists of cash and Liquid Securities, on equivalent terms to those set out in the Third Party Offer Notice and at a price equal to:

(i)	the amount of the cash consideration; plus

(ii)
the value of the Liquid Securities, where such valuation shall be calculated as at the date of exercise by Shell of the Unsolicited Sale ROFR or the ROSM ROFR (as applicable) (the "Exercise Date") by reference to valuation specified in the Third Party Offer or, where no such valuation is specified, the closing price of such Liquid Securities at the close of business of the relevant stock exchange on the day prior to the Exercise Date and shall be payable in:

(A)	cash; and/or

(B)
Shell Securities (whose value shall not exceed the value of the Liquid Securities being offered, on a pro-rata basis), the value of which shall (i) be calculated using the closing price of such Shell Securities at the close of business of the relevant stock exchange on the day prior to the Exercise Date and (ii) not exceed the value of the Liquid Securities being offered, on a pro-rata basis; or

13.4.2	exercise the Unsolicited Call Option at Cosan Base Value; or

13.4.3	exercise the right to purchase the Sugar and Ethanol Voting Shares for BRL1 from the proposed transferor.

13.5
Ten Business Days after the Option Price has been calculated, Shell's Exercise Notice in respect of the Unsolicited Call Option shall become irrevocable, after which Shell may only revoke such Exercise Notice with Cosan's prior written consent.

13.6
Whilst the relevant shares are the subject of an Unsolicited Third Party Offer Notice, such shares may not be Transferred otherwise than in accordance with the terms of this Agreement without the prior written consent of Shell.

13.7	If Shell delivers an Exercise Notice in accordance with this Clause 13, Shell shall pay the applicable Option Price in full on the applicable Option Completion Date.

13.8	Completion of the Unsolicited Sale ROFR, Unsolicited Call Option or transfer of the Sugar and Ethanol Voting Shares (as applicable) shall occur:

13.8.1	on the later of:

(a)	the date which is 20 Business Days after receipt by Cosan and/or Cosan Limited of the applicable Exercise Notice; and

(b)	the date specified in the applicable Exercise Notice;

(c)	10 Business Days after the date on which the applicable Option Price is finally determined; and

(d)
where the Option Completion is subject to the approval of any applicable governmental entity, 5 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

13.8.2	in accordance with Clauses 19 and 20.

13.9
If Shell does not submit an Exercise Notice pursuant to this Clause 13 within the Unsolicited Sale Exercise Period, Shell shall be deemed not to have exercised the Unsolicited Sale ROFR, Unsolicited Call Option or its option to purchase the Sugar and Ethanol Voting Shares and, subject to this Clause 13.9, shall have no further rights under this Clause 13 in relation to the shares referred to in Clause 13.2.

13.10
If on the applicable Option Completion Date Shell fails to make the payment due at the price and on the terms determined in accordance with Clause 13.4, then Cosan Limited shall be entitled to transfer the legal and beneficial title to Cosan Limited Interest in accordance with Clause 13.9 as if Shell had not submitted a Exercise Notice, and Shell shall have no claim for damages or compensation (or otherwise) against Cosan or Cosan Limited in respect of the Cosan Limited Interest.

SECTION EIGHT: FUNDAMENTAL BREACH

14.	FUNDAMENTAL BREACH

14.1
If a Party (other than a JV Entity) (the "Breach Notice Sender") alleges that any other Party (other than a JV Entity) (the "Breach Notice Recipient") or ROSM has committed a Fundamental Breach it shall notify the Breach Notice Recipient, the other Parties and ROSM giving details of the alleged Fundamental Breach and the reasons why it considers that a Fundamental Breach has occurred (a "Breach Notice").

14.2
Not later than 5 Business Days following receipt of a Breach Notice, the Breach Notice Recipient shall notify the Breach Notice Sender, the other Parties and ROSM if it disputes the existence of the Fundamental Breach alleged (a "Dispute Notice").

14.3
If the Breach Notice Recipient disputes the existence of the alleged Fundamental Breach, the matter shall be referred to the Cosan Shareholder Representative and the Shell Shareholder Representative, who shall use all reasonable endeavours to resolve the matter as early as possible and in any event within 20 days of the date of delivery of the Dispute Notice.

14.4
If a matter is not resolved in accordance with Clause 14.3, it may be referred by either the Breach Notice Sender or the Breach Notice Recipient (with written notice to the other) to arbitration to be finally resolved in accordance with Clause 37; provided that no such matter shall be presented for arbitration prior to the end of the 20 day cure period set out in Clause 14.3, other than by agreement between both Cosan and Shell.

14.5
In the event that a Breach Notice is delivered by a Party either: (i) after a Third Party Offer Notice has been delivered to the Other Party; or (ii) after the date on which such Party furnishes non-public information to a Third Party Offeror or its Representatives; and

14.5.1	a potential transfer to a Third Party Offer Notice is not completed; and

14.5.2	an Arbitrator determines in accordance Clause 37 that:

(a)	the delivery of such Breach Notice was frivolous and vexatious in nature; and

(b)	the reason the potential transfer to the Third Party Offeror did not complete was, in whole or in part, because of the serving of the Breach Notice,

then the Party serving the frivolous and vexatious Breach Notice shall be liable to the Other Party for any damages arising directly out of, or in connection with, the delivery of such a Breach Notice, as such Arbitrator shall decide.

14.6
Where damages are payable to an Other Party pursuant to Clause 14.5, the Party which served the frivolous and vexatious Breach Notice may elect to purchase the Other Party's shares for the same price and on the same terms as set out in the relevant Third Party Offer Notice in lieu of the payment of damages as determined by the Arbitrator pursuant to Clause 12.5 (plus interest accruing at the Default Interest Rate (the Parties acknowledge and agree that SELIC, as the interest rate standard in Brazil, is a reasonable benchmark for interest in relation to matters connected with a business, such as the Joint Venture, whose primary operations are in Brazil), compounded monthly, commencing on the date that such Arbitrator shall determine such interest should start to accrue).

15.	COSAN FUNDAMENTAL BREACH OPTION

15.1	This Clause 15 applies if:

15.1.1	a Fundamental Breach has been committed by Shell (either as agreed between the Parties or as determined in accordance with Clause 14); and

15.1.2	Shell holds shares in any JV Entity.

15.2
Shell irrevocably grants to Cosan an option to buy, and to require Shell to sell, the Shell Interest, such option to be exercisable during the Cosan Fundamental Breach Option Exercise Period in accordance with this Clause 15.

15.3
In the event that Cosan exercises the Cosan Fundamental Breach Option in accordance with this Clause 15, Shell shall sell, and Cosan shall buy, the Shell Interest and each right attaching to the Shell Interest on the applicable Option Completion Date.

15.4	The Cosan Fundamental Breach Option may be exercised only:

15.4.1	in respect of all (but not less than all) of the Shell Interest; and

15.4.2	by the delivery by Cosan to Shell of the Exercise Notice relating to a Cosan Fundamental Breach at any time during the Cosan Fundamental Breach Exercise Period.

15.5	The price to be paid in respect of the Cosan Fundamental Breach Option will be:

15.5.1	where the Shell Partial Call Option has been exercised and no Cosan Partial Call Option has been exercised, an amount equal to 90 per cent. of the Shell Base Value;

15.5.2	where Shell holds, directly or indirectly, shares in the Downstream Co and the Management Co only, an amount equal to 85 per cent. of the Shell Downstream Co Value; and

15.5.3	in all other circumstances, an amount equal to 85 per cent. of the Shell Base Value,

such Base Value or Downstream Co Value (as applicable) to be calculated as at the date of the Fundamental Breach Notice.

15.6	If Cosan exercises the Cosan Fundamental Breach Option, Cosan shall pay the applicable Option Price:

15.6.1	in full on the applicable Option Completion Date; or

15.6.2
if Cosan so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date.

15.7	Completion of the Cosan Fundamental Breach Option shall occur:

15.7.1	on the later of:

(a)	the date which is 15 Business Days after receipt by Shell of the Cosan Exercise Notice relating to the Cosan Fundamental Breach Option; and

(b)
where the Option Completion is subject to the approval of any applicable governmental entity, 5 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

15.7.2	in accordance with Clauses 19 and 20.

15.8
Effective as of the Option Completion Date in respect of any Cosan Fundamental Breach Option, Shell shall not have any liability to Cosan for any Losses (as defined in the Framework Agreement) that it may have incurred or suffered as a result of, or in connection with, the Fundamental Breach by Shell, except that, and only to the extent that, such Losses exceed 15 per cent. of the Base Value (or, where the Shell Partial Call Option has but the Cosan Partial Call Option has not been exercised, 10 per cent.). As a result of such Losses, on and after the Option Completion Date in respect of any Cosan Fundamental Breach Option:

15.8.1
the exercise of the Cosan Fundamental Breach Option shall be deemed to have provided Cosan with the exclusive remedy for, or arising in connection with, the Fundamental Breach by Shell and any other related claim or matter where the Losses incurred or suffered by Cosan as a result of, or in connection with, the Fundamental Breach by Shell do not exceed 15 per cent. (or, where the Shell Partial Call Option has but the Cosan Partial Call Option has not been exercised, 10 per cent.) of the Base Value; and

15.8.2
the only remedy for Cosan in respect of any such Fundamental Breach by Shell where such Losses do exceed 15 per cent. of Base Value (or in respect of Clause 15.5.1, 10 per cent.) is to recover the extent of such excess.

16.	SHELL FUNDAMENTAL BREACH OPTION

16.1	This Clause 16 applies if:

16.1.1	a Fundamental Breach has been committed by Cosan (either as agreed between the Parties or as determined in accordance with Clause 14); and

16.1.2	Cosan holds shares in any JV Entity.

16.2
Cosan irrevocably grants to Shell an option to buy, and to require Cosan to sell, the Cosan Interest, such option to be exercisable during the Shell Fundamental Breach Option Exercise Period in accordance with this Clause 16.

16.3
In the event that Shell exercises the Shell Fundamental Breach Option in accordance with this Clause 16, Cosan shall sell and Shell shall buy the Cosan Interest and each right attaching to the Cosan Interest on the applicable Option Completion Date.

16.4	The Shell Fundamental Breach Option may be exercised only:

16.4.1	in respect of all (but not less than all) of the Cosan Interest; and

16.4.2	by the delivery by Shell to Cosan of an Exercise Notice at any time during the Shell Fundamental Breach Option Exercise Period.

16.5
Other than where such Fundamental Breach relates to the Insolvency of ROSM, Cosan Limited or Cosan, the price to be paid in respect of the Shell Fundamental Breach Option will be an amount equal to 85 per cent. of the Cosan Base Value or, where Shell holds, directly or indirectly, shares in the Downstream Co and the Management Co only, 85 per cent. of the Cosan Downstream Co Value, such Cosan Base Value or Cosan Downstream Co Value to be calculated as at the date of the Fundamental Breach.

16.6	Where such Fundamental Breach relates to the Insolvency of ROSM, Cosan Limited or Cosan, the price to be paid in respect of the Shell Fundamental Breach Option will be an amount equal to:

16.6.1	on or before the second anniversary of the Closing Date, 90 per cent.;

16.6.2	from the second anniversary of the Closing Date to the third anniversary of the Closing Date, 92 per cent.;

16.6.3	from the third anniversary of the Closing Date to the fourth anniversary of the Closing Date, 94 per cent.;

16.6.4	from the fourth anniversary of the Closing Date to the fifth anniversary of the Closing Date, 96 per cent.;

16.6.5	from the fifth anniversary of the Closing Date onwards, 98 per cent.,

of the Cosan Base Value or, where Shell holds, directly or indirectly, shares in the Downstream Co and the Management Co only, the Cosan Downstream Co Value,

such Cosan Base Value or Downstream Co Value (as applicable) to be calculated as at the date of the Fundamental Breach Notice.

16.7	If Shell exercises the Shell Fundamental Breach Option, Shell shall pay the applicable Option Price:

16.7.1	in full on the Option Completion Date relating to a Shell Fundamental Breach; or

16.7.2
if Shell so elects and specifies in the Exercise Notice, 50 per cent. on the Option Completion Date, and the remaining 50 per cent in equal quarterly instalments, commencing on the Option Completion Date, for a period of 33 months from such applicable Option Completion Date.

16.8	Completion of the Shell Fundamental Breach Option shall occur:

16.8.1	on the later of:

(a)	the date which is 15 Business Days after receipt by Cosan of the applicable Exercise Notice;

(b)	the date on which the applicable Option Price is finally determined; and

(c)
if Shell so elects, where the Option Completion is subject to the approval of any applicable governmental entity, 5 Business Days after all necessary approvals have been received, and the requirement to obtain such approval shall be subject to the Parties' obligation to use their respective reasonable endeavours to consummate the transaction as promptly as reasonably practicable; and

16.8.2	in accordance with Clauses 19 and 20.

16.9
Effective as of the Option Completion Date in respect of any Shell Fundamental Breach Option, Cosan shall not have any liability to Shell for any Losses that it may have incurred or suffered as a result of, or in connection with, the Shell Fundamental Breach, except that and only to the extent that:

16.9.1	where Clause 16.5 applies, such Losses exceed 15 per cent.;

16.9.2	where Clause 16.6.1 applies, such Losses exceed 10 per cent.;

16.9.3	where Clause 16.6.2 applies, such Losses exceed 8 per cent.;

16.9.4	where Clause 16.6.3 applies, such Losses exceed 6 per cent.;

16.9.5	where Clause 16.6.4 applies, such Losses exceed 4 per cent.; and

16.9.6	where Clause 16.6.5 applies, such Losses exceed 2 per cent., of the Cosan Base Value or the Cosan Downstream Co Value.

16.10	As a result of any such Losses set out in Clause 16.9, on and after the Option Completion Date in respect of any Shell Fundamental Breach Option:

16.10.1
the exercise of the Shell Fundamental Breach Option shall be deemed for all purposes to have provided Shell with the exclusive remedy for or arising in connection with the Fundamental Breach by Cosan and any other related claim or matter where the Losses incurred or suffered by Shell as a result of, or in connection with, the Fundamental Breach by Cosan do not exceed the percentage set out in the applicable sub-clause of Clause 14.9 of the Base Value; and

16.10.2
the only remedy for Shell in respect of any such Fundamental Breach by Cosan where such Losses exceed the percentage set out in the applicable sub-clause of Clause 16.9 of the Base Value is to recover the extent of such excess.

SECTION NINE: OPTION COMPLETION

17.	DETERMINATION OF VALID OPTION

In the event that more than one Notice is served concurrently, the Parties shall refer the issues arising from such Notice to arbitration in accordance with Clause 33 and shall instruct the arbitral tribunal to determine which, if any, of the events that any Party alleges occurred and thereby triggered the relevant Option, occurred first and only the Notice relating to such event shall be valid.

18.	VALUATION AND BASE VALUE

18.1
Unless agreed by the Parties, the Base Value shall be calculated on the applicable Base Value Date in accordance with this Clause 18, and the process contemplated by this Clause 18 shall be required to commence on each of the Base Value Dates.

18.2
In the event that the Base Value, the Downstream Co Value and/or the Sugar and Ethanol Co Value is required to be determined by a provision of this Agreement, the provisions of this Clause 18 shall apply.

18.3
Cosan shall select a Qualifying Investment Bank (the "Cosan Valuer") and shall notify Shell of such selection within 15 days of the date of the applicable Base Value Date. Shell shall select a Qualifying Investment Bank (the "Shell Valuer") and shall notify Cosan of such selection within 15 days of the applicable Base Value Date.

18.4	In the event that:

18.4.1
within 15 days of the Base Value Date (or within any period of time by which Cosan and Shell agree in writing to extend such initial 15 day period), Cosan or Shell fails to notify the other of its respective selection pursuant to Clause 18.3, then the Qualifying Investment Bank selected by whichever of Cosan and Shell did notify the other of its selection; or

18.4.2
within 15 days of the Exercise Notice Date (or within any period of time by which Cosan and Shell agree in writing to extend such initial 15 day period), Cosan and Shell have not selected two separate Qualifying Investment Banks (or if either or each of Cosan and Shell fails to be reasonably satisfied that appropriate information barriers will be erected in the event that they have selected the same Qualifying Investment Bank), then the Independent Valuer (to be appointed in accordance with Clause 18.5),

shall be the "Sole Valuer" and, for the avoidance of doubt, there shall be no Cosan Valuer and no Shell Valuer,

18.5
As required pursuant to Clause 18.4 and/or 18.11.2, Cosan and Shell shall, within 30 days of (a) the Parties failing to select two separate Qualifying Investment Banks pursuant to 18.4.2 or (b) receiving notice pursuant to Clause 18.11.1 agree upon a Qualifying Accounting Firm (other than the auditors of any Party) to act as the Independent Valuer. Where Cosan and Shell fail to reach an agreement within such 30 day period, a Qualifying Accounting Firm with no audit relationship with any of Cosan, Shell or any of their respective Affiliates (and otherwise the firm with the least material relationship with each such Party, such materiality to be determined by reference to revenues received from Cosan, Shell and/or their Affiliates in the preceding twelve month period), shall be selected by the Independent Selector and appointed as the Independent Valuer. The Independent Valuer's decision shall be final and binding on the Parties and for whose fees, costs and expenses Cosan and Shell shall be jointly liable in equal proportions.

18.6
Cosan shall be liable for the fees, costs and expenses of any Cosan Valuer and Shell shall be liable for the fees, costs and expenses of any Shell Valuer. Cosan and Shell shall be jointly liable for equal proportions of the fees, costs and expenses of any Sole Valuer selected as a result of the circumstances contemplated in Clauses 18.4.1 and 18.4.2.

18.7	Within 5 Business Days of the determination of the identity of the Cosan Valuer and the Shell Valuer or of the Sole Valuer (as the case may be):

18.7.1	Cosan shall instruct the Cosan Valuer and Shell shall instruct the Shell Valuer to each; or

18.7.2	if a Sole Valuer is required in pursuant to Clause 18.4, Cosan and Shell shall together instruct the Sole Valuer to,

determine, in accordance with Clause 18.10, and depending on the requirements of the Option being exercised, the JV Valuation Range, the Downstream Valuation Range and the Sugar and Ethanol Valuation Range.

18.8	The Valuers, when calculating the Base Value, shall also calculate the Downstream Co Value and the Sugar and Ethanol Co Value.

18.9
If the Base Value and/or the Downstream Co Value and/or the Sugar and Ethanol Co Value is required to be determined pursuant to any provision of this Agreement, the JV Entities shall promptly provide the Valuers with such access, information and materials which the Valuers reasonably consider necessary or desirable for the carrying out of their respective valuations pursuant to Clause 18.7; provided that the Valuers shall enter into a confidentiality agreement with such JV Entity in a form to be agreed between Shell and Cosan (acting reasonably).

18.10	Any Cosan Valuer, Shell Valuer and/or Sole Valuer instructed in accordance with this Clause 18 shall be instructed to:

18.10.1	conduct due diligence in respect of the Joint Venture from information and materials provided by the management of the Joint Venture pursuant to Clause 18.9;

18.10.2
base its valuations on such benchmarks and methodologies as it deems relevant and which may include: (i) a discounted cash flow analysis of the Sugar and Ethanol Co and the Downstream Co discounted at a weighted average cost of capital (as all such terms are understood by the Person making the valuations at the time of making them), applicable to each of the Sugar and Ethanol Co and the Downstream Co, or similar valuation methodologies customary at such time, and (ii) relevant comparable multiples for the Sugar and Ethanol Co and the Downstream Co, to arrive to an enterprise value for each of the Sugar and Ethanol Co and the Downstream Co;

18.10.3	assume, for all purposes when determining a Valuation Range, that there is no positive or negative value attributable to any of the following:

(a)	the illiquidity of the shares of the Joint Venture;

(b)	the size of the relevant Parties' respective ownership in the Joint Venture;

(c)	the existence of one or more large or Controlling shareholders; or

(d)	the terms and conditions of the documentation governing the Sugar and Ethanol Co and/or the Downstream Co including this Agreement, the Framework Agreement and the Shareholders' Agreements;

18.10.4	assume that both the Downstream Co and the Sugar and Ethanol Co operate on an arm's length basis in relation to each other, and that no Party shall seek to argue to the contrary;

18.10.5	assume that the value of each Party's interest in the Management Co shall be BRL1;

18.10.6
where the Parties have agreed to declare and/or pay a dividend notwithstanding Clause 26, make appropriate adjustments so as not to include for the purposes of the valuation any part of the distributable reserves of the relevant JV Entities which relate to any dividend or other distribution declared but not paid or not made as at the date of the valuation;

18.10.7	make appropriate adjustments to the enterprise value as determined in order to arrive to an equity valuation range for each of the Sugar and Ethanol Co and the Downstream Co; and

18.10.8	notify each of Cosan and Shell in writing of its JV Valuation Range, Downstream Valuation Range and Sugar and Ethanol Valuation Range within 40 Business Days of being instructed.

18.11	Cosan and Shell shall calculate the Base Value, the Downstream Co Value and the Sugar and Ethanol Value (as applicable):

18.11.1	within 10 Business Days of receiving notice of each of the Valuation Ranges; or

18.11.2	where an Independent Valuer has been appointed-, within 10 Business Days of receiving notice of such Independent Valuer's Valuation.

18.12	Each of the Valuation Ranges shall be determined in US$.

19.	PAYMENTS

19.1
All payments due and payable from a Payor to a Payee shall be made in cleared funds, in US$, to the account of the Payee or as the Payee may direct with 5 Business Days' notice (or such shorter period as the Payor may agree) in writing to the Payor.

19.2	In respect of the payment of any Option Price payable in instalments:

19.2.1	the first instalment shall be due and payable on the applicable Option Completion Date;

19.2.2
subsequent instalments shall be due and payable on the date three calendar months following the applicable Option Completion Date until the date payment of the applicable Option Price has been made in full;

19.2.3	interest shall accrue on any unpaid amounts at LIBOR until the date payment of the applicable Option Price has been made in full;

19.2.4
notwithstanding Clauses 19.2.2 and 19.2.3, the Payor may prepay the Payee in full (with 3 Business Days' notice in writing to the Payee or such shorter period as the Payee may agree) in respect of any unpaid amounts (and any Accrued Interest) and any such prepayment shall discharge in full the Payor's obligations to the Payee in respect of payment of the applicable Option Price; and

19.2.5
the Payor shall, on the applicable Option Completion Date, enter into a share pledge agreement substantially in, and no less beneficial to the Payee than, the form set out in Schedule 7, pursuant to which the Payor shall pledge to the Payee, effective on the date thereof, all the shares transferred to the Payor on the applicable Option Completion Date, as security for the obligation of the Payor to pay the Payee the full amount of the applicable Option Price on the terms of this Agreement.

19.3	If the Payor fails to make the payment it owes to the Payee in accordance with the terms of this Agreement:

19.3.1	on the applicable Option Completion Date, then the Payee shall be entitled to:

(a)	in the case of the First Shell Call Options, the Second Shell Call Option, the Cosan Options, the Disqualification Call Option, the Unsolicited Call Option, the Cosan Fundamental Breach Option and

the Shell Fundamental Breach Option, retain the legal and beneficial title to the shares due to be transferred to the Payor on the Option Completion Date as if the Payor had failed to submit an Exercise Notice;

(b)	retain any sums received in respect of any payment due from the Payor to it; and

(c)	in the case of the Disqualification Put Option, sell the shares due to be transferred to the Payor on the Option Completion Date to any Person,

and the Payor shall have no claim for damages or compensation (or otherwise) against the Payee in respect of the such shares; and/or

19.3.2	on or after any date on which an instalment in respect of the applicable Option Price is due in accordance with the terms of this Agreement, then:

(a)
interest shall accrue on any unpaid amounts at the Default Interest Rate and compounded monthly (the Parties acknowledge and agree that SELIC, as the interest rate standard in Brazil, is a reasonable benchmark for interest in relation to matters connected with a business, such as the Joint Venture, whose primary operations are in Brazil); and

(b)
after the expiry of any grace period to which the Payee may agree, if any, the Payee shall be entitled to enforce the pledge granted pursuant to Clause 19.2.5 in accordance with the terms thereof and apply the proceeds of such enforcement:

(i)
in satisfaction of any amount due from the Payor to the Payee in respect of payment of any part of the applicable Option Price which remains outstanding (whether or not due and payable at such date); and

(ii)	towards the payment of (1) any default interest accrued pursuant to Clause 19.3.2(b)(i), and (2) the fees, costs and expenses incurred by the Payee in connection with the enforcement of such security.

19.4
Notwithstanding anything in the Transaction Documents to the contrary, a Payor shall not be entitled to set-off all or part of an Option payment (or any accrued interest thereon) against an amount owing from a Payee (or any of its Affiliates) to such Payor (or any of its Affiliates), other than in connection with any Determined Indemnity Amount (as defined in the Framework Agreement) that is at that time (whether or not this is during a grace period in respect of such payment obligation) owing from such Payee (or any of its Affiliates) to such Payor (or any of its Affiliates).

20.	OPTION COMPLETION

20.1
Each Option Completion shall take place by 11:00 a.m. on the date specified in the applicable Exercise Notice at the Management Co's registered office, or at such other place as may be agreed between the Payor and the Payee.

20.2
At each Option Completion the Payor shall pay to the Payee the applicable Option Price or, if applicable, the first instalment of payment of the applicable Option Price, and the Payee shall deliver (or cause to be delivered) to the Payor a receipt in respect of the same.

20.3
At each Option Completion the Payor and the Payee shall each execute an entry, in respect of the transfer of shares to be transferred to the Payor on the applicable Transfer Completion Date, in the pertinent Register of each of the Sugar and Ethanol Co, the Downstream Co and the Management Co (as applicable), formalizing the transfer of such shares and each of the Sugar and Ethanol Co, the Downstream Co and the Management Co (as applicable) shall do all things within its power necessary to effect the transfer and the registration of the transfer, including the update of the pertinent Register Book of Shares ("Livro de Registro de Ações Nominativas", under Brazilian law) of each of the Sugar and Ethanol Co, the Downstream Co and the Management Co (as applicable).

SECTION TEN: REPRESENTATIONS AND WARRANTIES

21.	SHELL WARRANTIES

21.1
Shell warrants to Cosan that each Shell Warranty is true, accurate and not misleading at the date of this Agreement. Immediately before the applicable Option Completion Date relating to the Cosan Fundamental Breach or Cosan Call Option, Shell is deemed to warrant to Cosan that each Shell Warranty is true, accurate and not misleading by reference to the facts and circumstances as at the applicable Option Completion Date relating to the Cosan Fundamental Breach or Cosan Call Option (as applicable). For this purpose only, where there is an express or implied reference in a Shell Warranty to the "date of this Agreement", that reference is to be construed as a reference to, in relation to the applicable Completion Date.

21.2
Shell acknowledges that Cosan is entering into this Agreement in reliance on each Shell Warranty which has also been given as a representation and with the intention of inducing Cosan to enter into this Agreement.

21.3
At any time from the Closing Date until any Option Completion relating to the Cosan Fundamental Breach or Cosan Call Option, Shell shall notify Cosan promptly if it becomes aware of any fact or circumstance which constitutes or which would reasonably be expected to constitute a breach (whether repudiatory in nature or not) of Clause 21.1 or which would or might cause a Shell Warranty to be untrue, inaccurate or misleading if given in respect of the facts or circumstances as at any Option Completion Date.

21.4	Each Shell Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Shell Warranty.

22.	COSAN WARRANTIES

22.1
Cosan warrants to Shell that each Cosan Warranty is true, accurate and not misleading at the date of this Agreement. Immediately before the Option Completion Date relating to the Shell Fundamental Breach, the First Shell Call Option, the Second

Shell Call Option or a Unsolicited Sale ROFR, Cosan is deemed to warrant to Shell that each Cosan Warranty is true, accurate and not misleading by reference to the facts and circumstances as at the applicable Option Completion Date. For this purpose only, where there is an express or implied reference in a Cosan Warranty to the "date of this Agreement", that reference is to be construed as a reference to the applicable Option Completion Date.

22.2
Cosan acknowledges that Shell is entering into this Agreement in reliance on each Cosan Warranty which has also been given as a representation and with the intention of inducing Shell to enter into this Agreement.

22.3
At any time from the Closing Date until Cosan ceases to hold shares in each of the JV Entities, Cosan shall notify Shell promptly if it becomes aware of any fact or circumstance which constitutes or which would reasonably be expected to constitute a breach (whether repudiatory in nature or not) of Clause 22.1 or which would or might cause a Cosan Warranty to be untrue, inaccurate or misleading if given in respect of the facts or circumstances as at that date

22.4	Each Cosan Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Cosan Warranty.

23.	THIRD PARTY WARRANTIES

23.1
Cosan Limited and Cosan shall procure that, as a term and condition of any sale of the Cosan Limited Interest or the Cosan Interest to a Third Party Offeror, such Third Party Offeror will undertake and agree to warrant to Shell that each Third Party Warranty is true, accurate and not misleading immediately before the applicable Option Completion Date, by reference to the facts and circumstances as at that date.

23.2	Each Third Party Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Third Party Warranty.

SECTION ELEVEN: COVENANTS OF THE PARTIES

24.	FURTHER COVENANTS

24.1	Cosan Limited and Cosan agree, covenant and undertake to jointly and severally indemnify Shell for:

24.1.1
50 per cent. of the price that Shell, Shell UK Co, or any other Affiliate of Shell, may be required to pay for the purchase of any shares in Cosan or Cosan Limited pursuant to a Tender Offer arising out of or in connection with the Closing; and

24.1.2
the price that Shell, Shell UK Co, or any other Affiliate of Shell, may be required to pay for the purchase of any shares in Cosan or Cosan Limited pursuant to a Tender Offer arising out of or in connection with the completion of an Option and for the reasonable and documented third party fees, costs and expenses incurred by Shell in connection with any such Tender Offer, where such fees, costs and expenses shall be subject to a cap of BRL8,750,000, as increased in line with Brazilian inflation by multiplying such figure by the Inflation Multiplier,

24.2	Where Shell may be required (or it is asserted that Shell may be required) to commence a Tender Offer for shares in Cosan as a result of the completion of an Option or a Third Party Offer:

24.2.1	Cosan Limited may request, in writing, to Shell that the validity of such Tender Offer be disputed;

24.2.2
Shell agrees that it shall, on Cosan Limited's instructions and to the extent it is reasonably practicable without any prejudice to Shell, take such actions (for a period not exceeding two months, to be extended during the pendency of any injunction or other similar court order suspending any Tender Offer until resolved; provided that Shell shall not (i) be required to initiate further injunctions or similar court orders, or (ii) be prevented from complying with the Tender Offer upon the lifting of any such injunction or similar court order (the "Dispute Period")) as Cosan Limited may reasonably direct, to dispute that any such Tender Offer is required under applicable Law;

provided that (i) Cosan Limited agrees that it will pay all fees, costs and expenses in respect of any dispute and/or Tender Offer in addition to those payable pursuant to Clause 24.1.2 and (ii) nothing in this sub-Clause shall conflict with Shell's obligations to the Comissão de Valores Mobiliários ("CVM") or any other Governmental Authority or its obligations at Law.

24.3
Cosan Limited or Cosan (as applicable) shall retain all proceeds paid to it pursuant to completion of a Third Party Offer or Option for a period of 9 months from the date of completion of such Option or Third Party Offer, provided that (i) such proceeds may be used to pay any amounts owing to Shell pursuant to the guarantees and indemnities set out in the Transaction Documents and (ii) such period may be extended for a period equal to the longer of a Dispute Period and a dispute period arising in connection with the ROSM Agreement.

24.4
Shell agrees that, in the event that Shell is required to purchase, and purchases, from any Person any shares in Cosan and/or Cosan Limited as a consequence of any of the events contemplated in Clause 24.1, Shell shall procure that the legal and beneficial title to any such shares so purchased shall be transferred:

24.4.1	in respect of the shares in Cosan purchased by Shell, to Cosan Limited; and

24.4.2	in respect of the shares in Cosan Limited purchased by Shell, to Cosan Limited,

upon receipt by Shell of payment from Cosan and/or Cosan Limited (as the case may be) of a gross amount equal to the amount Shell was required to pay to purchase the shares referred to in Clause 24.1 plus any fees, costs or expenses payable pursuant to Clause 24.1.2.

24.5	In the event that the legal and beneficial title to any shares in Cosan and/or Cosan Limited are to be transferred in accordance with Clause 24.1, Cosan and/or Cosan

Limited (as the case may be) shall assist with the registration of, and cause to be registered, the transfer of such shares.

24.6	Any payment made to Shell pursuant to this Clause 24 shall be made in cleared funds to the account of Shell or as Shell may direct in writing.

25.	COMPLIANCE WITH AGREEMENT

25.1
Each of the Parties (other than each JV Entity) undertakes to the other Parties (other than each JV Entity) that it shall take all practicable steps including, without limitation, the exercise of votes it directly or indirectly controls at meetings of the board and general meetings of any JV Entity or any Affiliate of any JV Entity to ensure (insofar as it is able to do so) that the terms of this Agreement are complied with, including, for the avoidance of doubt, that no terms of this Agreement shall be breached, and to procure (insofar as it is able to do so) that the board of and any JV Entity or any Affiliate of any JV Entity complies with its obligations and that it shall do all such other acts and things as may be necessary or desirable to implement this Agreement.

25.2
If any provision of the Byelaws of any JV Entity at any time conflicts with any provision of this Agreement, this Agreement shall prevail and the parties shall whenever necessary exercise all voting and other rights and powers available to them to procure the amendment, waiver or suspension of the relevant provision of the Byelaws to the extent necessary to permit each relevant JV Entity and its affairs to be administered as provided in this Agreement.

26.	NO DISTRIBUTIONS DURING EXERCISE PERIODS

Each of the JV Entities agrees that it shall not, and Cosan and Shell shall use their Control of each of the JV Entities to ensure that no JV Entity shall, pay, make or declare any dividend or other distribution during any of the First Shell Call Option Exercise Period, the Second Shell Call Option Exercise Period, the Cosan Option Exercise Period, the Disqualification Put Option Exercise Period, the Disqualification Call Option Exercise Period, the Unsolicited Sale Exercise Period, the Cosan Fundamental Breach Option Exercise Period and/or the Shell Fundamental Breach Option Exercise Period.

27.	TRANSFER OF SHARES

Each of the Downstream Co, the Management Co and the Sugar and Ethanol Co covenants to each of the other Parties that it shall not assist with the registration of, or allow to be registered, any transfer of its shares to any Person other than in accordance with the terms of this Agreement.

28.	ENCUMBRANCES

28.1
Other than arising under this Agreement, and subject to Clause 28.2, until the day after which the Cosan Call Option expires, no Party shall create or permit to subsist any Encumbrance (other than a Permitted Encumbrance) over its interest in Cosan or the Joint Venture (or any part thereof).

28.2
Cosan Limited shall be permitted to encumber such portion of the Cosan Limited Interest that, upon foreclosure or enforcement of any such Encumbrances, Cosan Limited would not Transfer of its Control in Cosan.

28.3
If any Encumbrance (other than a Permitted Encumbrance and subject to Clause 28.2) over any Party's interest in Cosan Limited, Cosan or the Joint Venture (or any part thereof) arises by virtue of operation of law or otherwise for the benefit of any governmental, intergovernmental or supranational body, agency or department (including in connection with the collection of Tax), such Party shall use reasonable efforts to offer assets other than those constituting its interest in any of Cosan Limited, Cosan or the Joint Venture (or any part thereof) as substitute security to such body, agency or department.

29.	REORGANIZATIONS

29.1
No Reorganization with respect to the Joint Venture shall take place unless agreed between Cosan and Shell. In the event that any such Reorganization is proposed, the Parties shall amend this Agreement on the date of the Reorganization to reflect the changed structure of the Joint Venture contemplated by the proposed Reorganization in a manner agreed between the Parties.

29.2
No Reorganization with respect to Shell shall take place if such Reorganization results in a loss of Control by Royal Dutch Shell in the Joint Venture, other than in connection with a Transfer of the entire global downstream business of Royal Dutch Shell.

29.3
No Reorganization with respect to Cosan Limited or Cosan shall take place (including the merger of Cosan Limited into Cosan) if such Reorganization results in the loss of Control by ROSM, Cosan Limited and/or Cosan in the Joint Venture, other than with the prior written permission of Shell, which consent shall not be unreasonably withheld other than for business reasons as decided at Shell's sole discretion. Upon completion of a merger of Cosan Limited into Cosan, Cosan undertakes, covenants and agrees to ensure that another Person assumes the obligations of Cosan Limited pursuant to the Transaction Documents. The Parties agree that it is the intention of Cosan Limited and Cosan to seek to effect a Cosan Limited Collapse within 2 years of Closing, subject to receipt of the necessary written consent from Shell.

29.4	For the avoidance of doubt, no provision of this Agreement or any Transaction Document shall prevent or restrict a Transfer of Royal Dutch Shell itself.

30.	CONFIDENTIALITY

30.1
Each Party agrees that it shall, and shall cause any Person to whom Confidential Information is disclosed pursuant to this Agreement to, hold strictly confidential all Confidential Information and treat all Confidential Information with the same degree of care and confidentiality that it affords its own trade secrets and proprietary information. Each Party agrees to use Confidential Information received from any JV Entity only in connection with its investment in the Joint Venture and the transactions contemplated by the Transaction Documents, and for no other purpose, except as otherwise expressly permitted by the Transaction Documents or agreed between Cosan and Shell and the relevant JV Entity. Each Party agrees that it shall be responsible for any breach of the provisions of this Clause 30 by any of its Representatives to whom it discloses Confidential Information.

30.2	No Party shall disclose any Confidential Information to any Person, except:

30.2.1	to its own Representatives in the normal course of the performance of their duties;

30.2.2
to the extent required by applicable law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Party is subject; provided that, unless otherwise prohibited by law, such Party shall give the relevant JV Entity prompt notice of such request(s), to the extent practicable, so that such JV Entity may seek an appropriate protective order or similar relief (and the Party shall cooperate with such efforts by such JV Entity, and shall in any event make only the minimum disclosure required by such law));

30.2.3	subject to Clauses 12.2, 12.3 and 18.8 or as otherwise contemplated by this Agreement; or

30.2.4
to the extent required to comply with the rules and regulations of any regulatory authority to whose jurisdiction such Party or any of its Affiliates is subject (which may include the U.S. Securities and Exchange Commission, the Brazilian Comissão de Valores Mobiliários, the UK's Financial Services Authority, the Netherlands' Autoriteit Financiële Markten or any stock exchange).

SECTION TWELVE: GENERAL

31.	NOTICES

31.1
Any communication to be made under or in connection with this Agreement shall be made in the English language, in writing and, unless otherwise stated, may be made by fax or via courier service. The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is identified with its name below. Any Party may substitute such address, fax number or department or officer by notifying the other Parties with not less than five days' notice.

(i)	Cosan / Cosan Limited / Milimétrica Participações

Cosan S.A. Indústria e Comércio Av. Presidente Juscelino Kubitschek, 1726, 6th Floor CEP 04543-000 São Paulo – SP Brazil Attention: General Counsel and Chief Financial Officer Fax: +55(11) 3897 97 99

Copy to:
(A)	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 United States of America Attention: John Amorosi; Manuel Garciadiaz Fax: +1 (212) 701-5800

(B)
Barbosa Mussnich & Aragão
Av. Presidente Juscelino Kubitschek,
1.455 - 10º andar
CEP: 04543-011 - Itaim Bibi, São Paulo – SP
Brazil
Attention: Paulo Cezar Aragão; Daniela Soares
Fax: +55 (11) 2179-4597

(ii) Shell Brasil Limitada / Houches Holdings S.A.

Avenida das Americas, 4200
Bloco 5
Barra da Tijuca
CEP: 22640-102
Rio de Janeiro – RJ
Brazil
Attention: President
Fax: +55 (21) 3984 7550

Copy to:
(A)	Clifford Chance Rua Helena 260, 6th Floor SP 04552-050 São Paulo – SP Brazil Attention: Anthony Oldfield Fax: +55 (11) 3049 3198

(B)	Souza, Cescon, Barrieu & Flesch Advogados Rua Funchal, 418, 11º andar CEP: 04551-060 São Paulo, SP Brazil Attention: Marcos Flesch Fax: +55 (11) 3089-6565

(iii) Shell Overseas Holdings Limited / Shell Brazil Holding B.V.

c/o Shell Centre
4 York Road
London SE1 7NA
United Kingdom
Attention: Associate General Counsel, Downstream Portfolio
Fax: +44 (20) 7021 3023

Copy to:
(A)	Clifford Chance Rua Helena 260, 6th Floor SP 04552-050 São Paulo – SP Brazil Attention: Anthony Oldfield Fax: +55 (11) 3049 3198

(B)	Souza, Cescon, Barrieu & Flesch Advogados Rua Funchal, 418, 11º andar CEP: 04551-060 São Paulo, SP Brazil Attention: Marcos Flesch Fax: +55 (11) 3089-6565

Any communication or document made or delivered by one Person to another under or in connection with this Agreement will only be effective: (i) if by way of fax, when received in legible form; (ii) if by way of courier service, when the courier service has recorded successful delivery at that address; and (iii) if a particular department or officer is specified as part of its address details provided under Clause 31.1, if addressed to that department or officer.

32.	TERM AND TERMINATION

32.1	Other than:

32.1.1	to the extent that they have been performed; and

32.1.2	where this Agreement provides otherwise,

the obligations contained in this Agreement remain in force after Closing.

32.2
This Agreement shall terminate and be of no further force or effect with respect to any Party where such Party ceases to own any JV Securities (as defined in the Shareholder Agreements); provided that Clauses 30 to 37 shall survive termination.

33.	NO RIGHT OF RESCISSION

The Parties shall have no right to terminate this Agreement (unless otherwise expressly agreed by them), and any right of rescission is hereby waived and excluded by the Parties.

34.	GENERAL

34.1
This Agreement (a) may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement, and (b) will not come into effect until each Party has executed at least one counterpart.

34.2	A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each Party.

34.3
The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

34.4
A Person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act. Notwithstanding the foregoing provision, Clauses 10, 11, 12, 24, 33, 34, 35 and 37 confer a benefit on ROSM and, subject to Clauses 34.2 and 37, are intended to be enforceable by ROSM by virtue of the Contracts (Rights of Third Parties) Act of 1999.

34.5
Each of the Parties agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by law or as may be necessary or reasonably requested by the other any of the other Parties for giving full effect to this Agreement and securing to each of the other Parties the full benefit of the rights, powers and remedies conferred upon them by this Agreement. Unless otherwise agreed, each Party shall be responsible for its own costs and expenses incurred in connection with the provisions of this Clause 34.

34.6
Without prejudice to any other rights or remedies that the other Party may have, each Party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms of this Agreement. Accordingly, any Party shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this Agreement.

34.7	The rights and remedies contained in this Agreement are cumulative and (subject to the other provisions of this Agreement) not exclusive of rights or remedies provided by law.

34.8
This Agreement and each document referred to in it constitute the entire agreement and supersede any previous agreement between the Parties relating to the subject matter of this Agreement (including the Memorandum of Understanding); provided that nothing in this Clause 34.8 shall invalidate the Contractually Binding Clauses (as defined in the Memorandum of Understanding).

34.9
Each Party acknowledges and represents that it has not relied on or been induced to enter into this Agreement by a representation, warranty or undertaking (whether contractual or otherwise) given by any of the other Parties other than as set out in this Agreement or each document referred to in it.

34.10
None of the Parties is liable to any of the other Parties (in equity, contract or tort (including negligence), under the Misrepresentation Act 1967 or in any other way) for a representation, warranty or undertaking that is not set out in this Agreement or any document referred to in this Agreement.

34.11	The Parties agree that no adviser to a Party to this Agreement shall have any liability to the other Parties (in equity, contract or tort (including negligence), under the Misrepresentation Act 1967 or in any other way) for a representation, warranty or undertaking that is not set out in this Agreement or any document referred to in this Agreement.

34.12
The Parties consider that the provisions contained in this Agreement are reasonable, but if any provision is found to be unenforceable but for any part of it being deleted or any period or area of application reduced such provision shall apply with such modification as may be necessary to make it valid and effective.

34.13	Nothing in this Clause 34 shall have the effect of limiting or restricting any liability arising as a result of any fraud, wilful misconduct or wilful concealment.

34.14
Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assigned or novated by any Party pursuant to the Transfer of such Party's interest in any JV Entity, other than the provisions of Clauses 3, 12, 13, 18, 19 and 25 to 37.

34.15	Nothing in this Agreement shall constitute a partnership or other co-operative entity between any of the Parties, or constitute any Party the agent of any other Party for any purpose.

35.	GOVERNING LAW

This Agreement and all non contractual or other obligations arising out of or in connection with it are governed by English law.

36.	GOVERNING LANGUAGE

This Agreement is drawn up in the English language. If this Agreement is translated into another language, the English language text prevails.

37.	ARBITRATION

37.1
Any dispute (a "Dispute") arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity), will be referred to and finally resolved by arbitration under the Rules, which Rules are deemed to be incorporated by reference into this Clause 37.

37.2
The tribunal will consist of three arbitrators two of whom will be nominated by the respective parties, and the third, who shall act as chairman, shall be a national of a member state of the Organisation for Economic Co-operation and Development (except England or the Netherlands) and nominated by the other two arbitrators together (but failing agreement within 30 days of the appointment of the second arbitrator, the third arbitrator shall be appointed by the ICC). The seat of the arbitration will be São Paulo, Brazil, and the language of the arbitration will be English.

37.3	The parties agree that the arbitral tribunal will have power to award on a provisional basis any relief that it would have power to grant on a final award.

37.4
Without prejudice to the powers of the arbitrator provided by the Rules, statute or otherwise, the arbitrator will have power at any time, on the basis of written evidence and the submissions of the Parties alone, to make an award in favour of the claimant (or the respondent if a counterclaim) in respect of any claims (or counterclaims) to which there is no reasonably arguable defence, either at all or except as to the amount of any damages or other sum to be awarded.

37.5	The parties agree to keep confidential all materials used in and all awards received as a result of any Dispute proceedings, except to the extent required to be disclosed by applicable law.

37.6	The Parties exclude any rights to refer points of law or to appeal to the courts, to the extent that they can validly waive these rights.

SCHEDULE 1
SHELL WARRANTIES

1.	CAPACITY AND AUTHORITY

1.1	Shell is a sociedade anônima incorporated under Brazilian law and has been in continuous existence since incorporation.

1.2
Shell has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this Agreement and each document to be executed by it on or before the relevant Option Completion Date.

1.3	Shell has the right, power and authority to conduct its business as conducted at the date of this Agreement.

1.4
Shell's obligations under this Agreement and each document contemplated by this Agreement to be executed by it on or before the relevant Option Completion Date are, or when the relevant document is executed will be, enforceable in accordance with their terms.

1.5	Royal Dutch Shell will not require the approval of its shareholders in order to effect any Option Completion.

2.	SHARES

2.1	Shell and/or its Subsidiary Ispagnac Participações Ltda. are the sole legal and Beneficial Owners of the shares to be sold pursuant to the Cosan Call Option and the Cosan Fundamental Breach Option.

2.2
Apart from this Agreement, there is no Encumbrance (other than a Permitted Encumbrance), and there is no agreement, arrangement or obligation to create or give an Encumbrance (other than a Permitted Encumbrance), in relation to any of the shares to be sold pursuant to the Cosan Call Option and the Cosan Fundamental Breach Option. No Person has claimed to be entitled to any Encumbrance (other than a Permitted Encumbrance) in relation to any of the shares to be sold pursuant to the Cosan Call Option and the Cosan Fundamental Breach Option.

SCHEDULE 2
COSAN WARRANTIES

1.	CAPACITY AND AUTHORITY

1.1	Cosan is a sociedade anônima incorporated under Brazilian law and has been in continuous existence since incorporation.

1.2
Cosan has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this Agreement and each document to be executed by it on or before the relevant Option Completion Date.

1.3	Cosan has the right, power and authority to conduct its business as conducted at the date of this Agreement.

1.4
Cosan's obligations under this Agreement and each document contemplated by this Agreement to be executed on or before the relevant Option Completion Date are, or when the relevant document is executed will be, enforceable in accordance with their terms.

1.5	Cosan Limited will not require the approval of its shareholders in order to effect any Option Completion.

2.	SHARES

2.1
Cosan and/or it Subsidiary Cosan Distribuidora de Combustíveis Ltda. are the sole legal and Beneficial Owners of the shares to be sold pursuant to each of the Shell Call Option, Unsolicited Sale ROFR (in respect of the Cosan Interest), Disqualification Put Option, Disqualification Call Option and Shell Fundamental Breach Option.

2.2
Apart from this Agreement, there is no Encumbrance (other than a Permitted Encumbrance), and there is no agreement, arrangement or obligation to create or give an Encumbrance (other than a Permitted Encumbrance), in relation to any of the shares to be sold pursuant to the Shell Call Option, Unsolicited Sale ROFR, Disqualification Put Option, Disqualification Call Option or Shell Fundamental Breach Option. No Person has claimed to be entitled to any Encumbrance (other than a Permitted Encumbrance) in relation to any of the shares to be sold pursuant to the Shell Call Option, Unsolicited Sale ROFR, Disqualification Put Option, Disqualification Call Option or Shell Fundamental Breach Option.

SCHEDULE 3
THIRD PARTY WARRANTIES

1.	CAPACITY AND AUTHORITY

1.1	The Third Party Offeror is incorporated under [Third Party Offeror to insert] law and has been in continuous existence since incorporation.

1.2	The Third Party Offeror has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under the agreement(s).

1.3	The Third Party Offeror has the right, power and authority to conduct its business as conducted at the date of the agreement(s).

1.4
The Third Party Offeror's obligations under the agreement(s) and each document contemplated by this Agreement to be executed on or before the relevant Option Completion Date are, or when the relevant document is executed will be, enforceable in accordance with their terms.

2.	QUALIFYING OFFEROR

2.1	The Third Party Offeror is a Qualifying Offeror.

SCHEDULE 4
FORM OF EXERCISE NOTICE

EXERCISING PARTY'S LETTERHEAD

To:   [•]

Date:  [insert date]

BY COURIER OR FACSIMILIE

EXERCISE NOTICE

1.
We refer to the Joint Venture Agreement dated [•] between Cosan S.A. Indústria e Comércio, Cosan Limited, Shell Brasil Limitada, Houches Holdings S.A., Shell Brazil Holding B.V., Shell Overseas Holdings Limited and Milimétrica Participações S.A., (the "Joint Venture Agreement").

2.
Terms defined in the Joint Venture Agreement shall have the same meanings in this Exercise Notice unless the context requires otherwise. References to a clause are to a clause of the Joint Venture Agreement.

3.
[insert details of exercising party] hereby notifies [•] pursuant to the terms of the Joint Venture Agreement that it hereby exercises the [Shell Partial Call Option/the Shell Total Call Option/the Shell Second Call Option/Cosan Piet Option/the Cosan Total Call Option/the Cosan Partial Call Option/the Disqualification Put Option/the Disqualification Call Option/the Unsolicited Sale ROFR/the ROSM ROFR/the Unsolicited Call Option/the Cosan Fundamental Breach Option/the Shell Fundamental Breach Option] granted in clause [2/3/5/6/8.2.2(a)/8.2.2(c)/9/11/12].

..................................................................
Signed by
Director/Secretary
for and on behalf of [Exercising Party]

SCHEDULE 5
FORM OF THIRD PARTY OFFER NOTICE

RECIPIENT OF THIRD PARTY OFFER'S LETTERHEAD

To:   [•]

Date:  [insert date]

BY REGISTERED/RECORDED DELIVERY POST OR OVERNIGHT COURIER

THIRD PARTY OFFER NOTICE

1.
We refer to the Joint Venture Agreement dated [•] between Cosan S.A. Indústria e Comércio, Cosan Limited, Shell Brasil Limitada, Houches Holdings S.A., Shell Brazil Holding B.V., Shell Overseas Holdings Limited and Milimétrica Participações S.A. (the "Joint Venture Agreement").

2.	Terms defined in the Joint Venture Agreement shall have the same meanings in this Exercise Notice unless the context requires otherwise.

3.	[•] hereby notifies [•] pursuant to the terms of the Joint Venture Agreement that:

(a)	it has received a Third Party Offer from [insert details of Third Party Offeror] (the "Third Party Offeror") dated [insert date of Third Party Offer] and that it wishes to accept such offer;

(b)	the Third Party Offeror has offered [insert price] per share; and

(c)	[please insert details of all other terms on which the shares referred to in paragraph (a) above are proposed to be transferred].

..................................................................
Signed by
Director/Secretary
for and on behalf of [Recipient of Third Party Offer]

SCHEDULE 6
FORM OF RETENTION NOTICE

SHELL'S LETTERHEAD

To:   Cosan S.A. Indústria e Comércio

Date:  [insert date]

BY REGISTERED/RECORDED DELIVERY POST OR OVERNIGHT COURIER

DOWNSTREAM RETENTION NOTICE

1.
We refer to the Joint Venture Agreement dated [•] between Cosan S.A. Indústria e Comércio ("Cosan"), Cosan Limited, Shell Brasil Limitada, Houches Holdings S.A., Shell Brazil Holding B.V. ("Shell"), Shell Overseas Holdings Limited and Milimétrica Participações S.A. (the "Joint Venture Agreement").

2.
Terms defined in the Joint Venture Agreement shall have the same meanings in this Exercise Notice unless the context requires otherwise. References to a clause are to a clause of the Joint Venture Agreement.

3.
Further to Shell's receipt of an Exercise Notice from Cosan in respect of the Cosan Call Option, Shell hereby notifies Cosan pursuant to clause 4.5 that it wishes to retain its interest in the Downstream Co and that accordingly the Cosan Call Option will relate solely to the Shell Partial Interest, as set out in clause 4.7.

..................................................................
Signed by
Director/Secretary
for and on behalf of Shell Brazil Holding B.V.

SCHEDULE 7

FORM OF SHARE PLEDGE

SIGNATURES

THIS AGREEMENT has been signed and executed as a DEED by the Parties and is delivered by them on the date specified above.

COSAN
Executed as a DEED by
for and on behalf of	)
COSAN S.A. INDÚSTRIA	)
E COMÉRCIO	)
by	)
Name:
Title:
in the presence of

Signature of witness
Name of witness
Address of witness

Occupation of witness

COSAN LIMITED
Executed as a DEED by
for and on behalf of	)
COSAN LIMITED	)
by	)
Name:
Title:
in the presence of
Signature of witness
Name of witness
Address of witness

Occupation of witness

DOWNSTREAM CO

Executed as a DEED by

for and on behalf of	)
SHELL BRASIL	)
LIMITADA	)
by	)
Name:
Title:
in the presence of
Signature of witness
Name of witness
Address of witness

Occupation of witness

MANAGEMENT CO
Executed as a DEED by
for and on behalf of	)
HOUCHES HOLDINGS S.A.	)
by	)
Name:
Title:
in the presence of
Signature of witness
Name of witness
Address of witness

Occupation of witness

SHELL
Executed as a DEED by
for and on behalf of	)
SHELL BRAZIL HOLDING	)
B.V.	)
by	)
Name:
Title:
in the presence of
Signature of witness
Name of witness
Address of witness

Occupation of witness

SHELL UK CO
Executed as a DEED by
for and on behalf of	)
SHELL OVERSEAS	)
HOLDINGS LIMITED	)
by	)
Name:
Title:
in the presence of
Signature of witness
Name of witness
Address of witness

Occupation of witness

SUGAR AND ETHANOL CO
Executed as a DEED by
for and on behalf of	)
MILIMÉTRICA	)
PARTICIPAÇÕES S.A.	)
by	)
Name:
Title:
in the presence of
Signature of witness
Name of witness
Address of witness

Occupation of witness